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                                                                EXHIBIT (c)(6)


                                     ACORDIA

                    401(k) LONG TERM SAVINGS INVESTMENT PLAN

                      (RESTATED EFFECTIVE OCTOBER 21, 1992)
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                                             TABLE OF CONTENTS


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                                    ARTICLE I
                                  INTRODUCTION

                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION
Definitions       ............................................................................  2
         2.1      Accounts....................................................................  2
         2.2      Acordia Stock...............................................................  2
         2.3      Actual Contribution Percentage..............................................  2
         2.4      Actual Deferral Percentage..................................................  2
         2.5      Affiliate...................................................................  2
         2.6      Annual Additions............................................................  3
         2.7      Before Tax Contributions....................................................  3
         2.8      Before Tax Matched Account..................................................  3
         2.9      Before Tax Matched Contributions............................................  3
         2.10     Before Tax Supplemental Account.............................................  3
         2.11     Before Tax Supplemental Contributions.......................................  4
         2.12     Beneficiary.................................................................  4
         2.13     Board of Directors..........................................................  4
         2.14     Code........................................................................  4
         2.15     Company.....................................................................  4
         2.16     Company Account.............................................................  4
         2.17     Compensation................................................................  4
         2.18     Disabled or Disability......................................................  5
         2.19     Effective Date..............................................................  5
         2.20     Eligible Employee...........................................................  5
         2.21     Eligible Participant........................................................  6
         2.22     Employee....................................................................  6
         2.23     Employer....................................................................  6
         2.24     Employer Matched Account....................................................  6
         2.25     Employer Matched Contributions..............................................  6
         2.26     Employment Commencement Date................................................  6
         2.27     Entry Date..................................................................  6
         2.28     ERISA.......................................................................  6
         2.29     Excess Aggregate Contributions..............................................  6
         2.30     Excess Contributions........................................................  7
         2.31     Family Member...............................................................  7
         2.32     Fiduciary...................................................................  7
         2.33     Forfeiture..................................................................  7
         2.34     Former Participant..........................................................  7
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
         2.35     Full-Time Employee..........................................................  7
         2.36     Highly Compensated Eligible Participant.....................................  7
         2.37     Highly Compensated Employee.................................................  7
         2.38     HMI Company Regular Account.................................................  9
         2.39     Hours of Service............................................................  9
         2.40     Income...................................................................... 10
         2.41     Investment Funds............................................................ 11
         2.42     Investment Manager.......................................................... 11
         2.43     Leased Employee............................................................. 11
         2.44     Limitation Year............................................................. 11
         2.45     Merged Plan................................................................. 11
         2.46     Merged Plan I............................................................... 11
         2.47     Merged Plan II.............................................................. 11
         2.48     Merged Plan III............................................................. 11
         2.49     Merged Plan IV.............................................................. 11
         2.50     Merged Plan V............................................................... 12
         2.51     Merged Plan VI.............................................................. 12
         2.52     Normal Retirement Age....................................................... 12
         2.53     Normal Retirement Date...................................................... 12
         2.54     Participant................................................................. 12
         2.55     Participating Employer...................................................... 12
         2.56     Part-Time Employee.......................................................... 12
         2.57     Pension Committee........................................................... 12
         2.58     Period of Service........................................................... 12
         2.59     Period of Severance......................................................... 12
         2.60     Plan........................................................................ 13
         2.61     Plan Year................................................................... 13
         2.62     Post 1986 After Tax Contribution Account.................................... 13
         2.63     Post 1986 After Tax Contributions........................................... 13
         2.64     Pre 1987 After Tax Contribution Account..................................... 13
         2.65     Pre 1987 After Tax Contributions............................................ 14
         2.66     QNEC(s...................................................................... 14
         2.67     QNEC Account................................................................ 14
         2.68     Raff-Hughes Company Regular Account......................................... 14
         2.69     Raff-Hughes Plan............................................................ 14
         2.70     Retirement.................................................................. 14
         2.71     Rollover Account............................................................ 14
         2.72     Severance From Service Date................................................. 14
         2.73     Shelby Pension Transfer Account............................................. 14
         2.74     Spouse (surviving spouse)................................................... 14
         2.75     Temporary Employee.......................................................... 15
         2.76     Terminated or Termination................................................... 15
         2.77     Trust (or Trust Fund)....................................................... 15
         2.78     Trust Agreement............................................................. 15
         2.79     Trustee..................................................................... 15
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
         2.80     Valuation Date.............................................................. 15
                  Construction................................................................ 15

                                                ARTICLE III
                                         PARTICIPATION AND SERVICE
         3.1      Continuing Participation.................................................... 16
         3.2      Eligibility to Participate.................................................. 16
         3.3      Change in Active Status..................................................... 16
         3.4      Special Rules for Participation and Vesting Purposes........................ 16
         3.5      Participation and Service upon Reemployment................................. 17
         3.6      Cessation of Participation.................................................. 17
         3.7      Transfers From Affiliates and Change in Status.............................. 17
         3.8      Transfers To and From The Associated Group.................................. 17

ARTICLE IV
                                               CONTRIBUTIONS
         4.1      Employer Contributions...................................................... 19
         4.2      Post 1986 After Tax Contributions........................................... 21
         4.3      Time and Manner of Contribution............................................. 21
         4.4      Conditions on Employer Contributions........................................ 22
         4.5      Change in Amount of Before Tax or Post 1986 After Tax
                  Contributions............................................................... 22
         4.6      Limitations on Before Tax Contributions..................................... 23
         4.7      Income Attributable to Excess Contributions................................. 25
         4.8      Limitations on Employer Matched and Post 1986 After Tax
                  Contributions............................................................... 26
         4.9      Income Attributable to Excess Aggregate Contributions....................... 28
         4.10     Combined Limitation......................................................... 28
         4.11     Rollovers................................................................... 28
         4.12     Requirements for Qualified Non-Elective Contributions and
                  Qualified Matching Contributions............................................ 29

ARTICLE V
                                   ALLOCATIONS TO PARTICIPANTS' ACCOUNTS
         5.1      Individual Accounts......................................................... 30
         5.2      Account Adjustments (Effective for Valuation Dates Occurring
                  Prior to January 1. 1994)................................................... 30
         5.3      Account Adjustments (Effective for Valuation Dates on or After
                  January 1, 1994)............................................................ 32
         5.4      Maximum Annual Additions.................................................... 33
         5.5      No Rights Created by Allocation............................................. 35

ARTICLE VI
                                            PAYMENT OF BENEFITS
         6.1      Retirement or Disability.................................................... 36
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
         6.2      Death....................................................................... 36
         6.3      Other Termination of Employment............................................. 36
         6.4      Vesting..................................................................... 36
         6.5      Disposition of Forfeitures.................................................. 37
         6.7      Mode and Method of Payment of Benefits...................................... 40
         6.8      Designation of Beneficiary.................................................. 41
         6.9      Withdrawals................................................................. 42
         6.10     Loans to Participants....................................................... 45
         6.11     Direct Rollover Option...................................................... 47

ARTICLE VII
                                                TRUST FUND
         7.1      Exclusive Benefit of Eligible Employees and Beneficiaries................... 49
         7.2      Investment Directions by Participants....................................... 49
         7.3      Acordia Stock............................................................... 52
         7.4      Special Rules Applicable to Persons Subject to Section 16(b) of
                  the Securities Exchange Act of 1934......................................... 53

ARTICLE VIII
                                              ADMINISTRATION
         8.1      Duties and Responsibilities of Fiduciaries; Allocation of
                  Responsibility Among Fiduciaries for Plan and Trust
                  Administration.............................................................. 56
         8.2      Allocation of Duties and Responsibilities................................... 56
         8.3      Expenses.................................................................... 56
         8.4      Claims Procedure............................................................ 56
         8.5      Records and Reports......................................................... 58
         8.6      Other Powers and Duties..................................................... 58
         8.7      Rules and Decisions......................................................... 59
         8.8      Authorization of Benefit Payments........................................... 59
         8.9      Application and Forms for Benefits.......................................... 59
         8.10     Facility of Payment......................................................... 59
         8.11     Indemnification............................................................. 60
         8.12     Resignation or Removal of the Pension Committee............................. 60
         8.13     Notices and Forms........................................................... 60

ARTICLE IX
                                               MISCELLANEOUS
         9.1      No Guarantee of Employment.................................................. 61
         9.2      Rights to Trust Assets...................................................... 61
         9.3      No Alienation of Benefits................................................... 61
         9.4      Discontinuance of Employer Contributions.................................... 61

ARTICLE X
                                     AMENDMENTS AND ACTION BY COMPANY
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
         10.1     Amendments Generally........................................................ 62
         10.2     Amendments to Vesting Schedule.............................................. 62
         10.3     Action by Company........................................................... 63

ARTICLE XI
                                     SUCCESSOR EMPLOYER AND MERGER OR
                                          CONSOLIDATION OF PLANS
         11.1     Successor Employer.......................................................... 64
         11.2     Plan Assets................................................................. 64
         11.3     Merged Plans................................................................ 64

ARTICLE XII
                                             PLAN TERMINATION
         12.1     Right to Terminate.......................................................... 65
         12.2     Liquidation of the Trust Fund............................................... 65
         12.3     Manner of Distribution...................................................... 65

ARTICLE XIII
                                     DETERMINATION OF TOP-HEAVY STATUS
         13.1     General..................................................................... 66
         13.2     Top-Heavy Plan.............................................................. 66
         13.3     Super Top-Heavy Plan........................................................ 66
         13.4     Cumulative Accrued Benefits and Cumulative Accounts......................... 66
         13.5     Definitions................................................................. 66
         13.6     Vesting..................................................................... 67
         13.7     Compensation................................................................ 67
         13.8     Minimum Contributions....................................................... 67
         13.9     Defined Benefit and Defined Contribution Plan Fractions..................... 68

APPENDIX A

EXHIBIT A

EXHIBIT B

EXHIBIT C
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                                       v

                                    ACORDIA
                    401(k) LONG TERM SAVINGS INVESTMENT PLAN


                                   ARTICLE I
                                  INTRODUCTION

The Acordia 401(k) Long Term Savings Investment Plan (the "Plan") is established and maintained in accordance with the terms of this instrument. The assets of this Plan are held by the Trustee in accordance with the terms of the Trust Agreement, which is considered to be an integral part of this Plan. Except as otherwise provided herein or in the Trust Agreement, the Trustee has the exclusive authority to manage and control the assets of this Plan. Except as otherwise provided herein, this amended and restated plan applies to those Participants who are credited with an Hour of Service with an Employer on or after the effective date of the Initial Public Offering of the Company (the "Effective Date"). As of the Effective Date, this Plan accepted a transfer of assets and liabilities from The Associated Group 401(k) Long Term Savings Investment Plan (the "TAG Savings Plan").

The rights of those individuals (or their beneficiaries) who terminated employment with an Employer prior to the Effective Date are governed by the terms and conditions of the TAG Savings Plan in effect prior to such date.

The Plan is hereby designated as a profit sharing plan for purposes of Section 401(a)(27)(B) of the Code. The Plan is intended to be a tax qualified plan under
Section 401(a) of the Code, and its associated trust is intended to be a tax-exempt trust under Section 501(a) of the Code.
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                                   ARTICLE II
                          DEFINITIONS AND CONSTRUCTION

Definitions. The following words and phrases, when used in this Plan, shall have the following meanings:

2.1 Accounts means a Participant's Before Tax Matched Account, Before Tax Supplemental Account (effective January 1, 1994, the Before Tax Matched and Before Tax Supplement Accounts were merged into the Before Tax Account), Employer Matched Account, Raff-Hughes Company Regular Account, HMI Company Regular Account, Shelby Pension Transfer Account, Post 1986 After Tax Contribution Account, Pre 1987 After Tax Contribution Account, Rollover Account, Company Account and QNEC Account.

2.2      Acordia Stock means common stock of the Company.

2.3 Actual Contribution Percentage means, for a specified group of Eligible Participants for a given Plan Year, the average of the ratios, calculated separately for each Eligible Employee in such group, of: (i) the sum of the Employer Matched Contributions, if any, contributed by an Employer on behalf of each such Eligible Participant and After Tax Contributions made by each Eligible Participant for the Plan Year; to
         (ii) the Eligible Participant's Compensation for such Plan Year.

2.4 Actual Deferral Percentage means, for a specified group of Eligible Participants for a given Plan Year, the average of the ratios, calculated separately for each Eligible Participant in such group, of:
         (i) the Before Tax Contribution, if any, contributed by the Employer on behalf of each such Eligible Participant for the Plan Year; to (ii) the Eligible Participant's Compensation for such Plan Year.

2.5 Affiliate means any employer that has not adopted this Plan and is not a Participating Employer, but, in accordance with the appropriate Sections of the Code, (i) is included as a member with the Company in a controlled group of corporations, (ii) is a trade or business (whether or not incorporated) included with the Company in a brother-sister group or combined group of trades or businesses under common control,
         (iii) is a member of an affiliated service group in which the Company is a member, or (iv) any other organization which must be aggregated with the Company pursuant to Section 414(o) of the Code. With respect to periods prior to the Effective Date, for Participants or Former Participants whose pension assets and liabilities were transferred to this Plan from the TAG Savings Plan as of the Effective Date (and for Eligible Employees who were employed by an "employer" or "affiliate" under the TAG Savings Plan prior to the Effective Date but were not yet participating in that plan on such date), affiliate shall also include Associated Insurance Companies, Inc. and any other company that was an "affiliate" as defined in the TAG Savings Plan on the Effective Date.

2.6 Annual Additions means, with respect to each imitation Year, the additions to a Participant's Account as defined below:

       (i)    Employer contributions;

      (ii)    forfeitures;

     (iii)    (A)     for Limitation Years before January 1, 1987, the lesser of

                           (a) Participant's After Tax Contributions in excess of 6% of Compensation for such Limitation Year; or

                           (b) 50% of Participant's After Tax Contributions allocated to the Accounts of the Participant with respect to such Limitation Year; and

              (B) for Limitation Years beginning after December 31, 1986, Participant's After Tax Contributions allocated to the Accounts of the Participant with respect to such Limitation Year.

      (iv) allocations to individual medical accounts established for the Participant, who is a Key Employee as defined in Section 13.5, under a defined benefit plan as provided in Section 415(1) of the Code and any amount attributable to post-retirement medical benefits allocated to an account established under Section 419A(d)(1) of the Code for such Participant.

2.7 Before Tax Contributions means a Participant's Before Tax Matched and Before Tax Supplemental Contributions.

2.8 Before Tax Matched Account means the account maintained for a Participant to record (i) his share of Before Tax Matched Contributions under Section 4.1(a)(i); (ii) his share of before tax matched contributions under Merged Plans I, II, IV or V, if any; (iii) his share of before tax matched contributions that he made under the Raff-Hughes Plan, which he has elected to transfer to this Plan, if any; and (iv) adjustments relating thereto.

2.9 Before Tax Matched Contributions means the contributions made by the Employer on a Participant's behalf pursuant to Section 4.1(a)(i).

2.10 Before Tax Supplemental Account means the account maintained for a Participant to record (i) his share of Before Tax Supplemental Contributions under Section




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         4.1(a)(ii); (ii) his share of before tax supplemental contributions under Merged Plans I, II, III, IV or V, if any; and (iii) adjustments relating thereto.

2.11 Before Tax Supplemental Contributions means the contributions made by the Employer pursuant to Section 4.1(a)(ii).

2.12 Beneficiary means a person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.8 to receive any death benefit which shall be payable under this Plan.

2.13     Board of Directors means the board of directors of the Company.

2.14 Code means the Internal Revenue Code of 1986, as it may be amended, and includes any regulations or other rulings issued thereunder.

2.15 Company means Acordia, Inc., and any other business organization which succeeds to its business and elects to continue the Plan.

2.16 Company Account means the account maintained for a Participant to record (i) his share of discretionary Employer Contributions under Merged Plan III and IV, if any; (ii) transferred contributions allocated to a Participant's "Transfer Account" under Merged Plan IV, if any; and (ii) adjustments relating thereto.

2.17 Compensation means, for any Plan Year base salary, commissions, overtime pay and cash bonuses actually received by a Participant. Compensation shall also include cash received under the Employer's flexible benefits program and the amount of any elective deferrals the Participant has authorized the Employer to make on his behalf under the plans maintained by the Employer in accordance with Sections 125 and 401(k) of the Code but shall exclude all other forms of compensation such as imputed income, car allowances, non-qualified deferred compensation, severance payments, payments under the directed executive compensation program and income from the exercise of qualified or non-qualified stock options or similar items.

         In no event shall a Participant's Compensation considered under the Plan exceed the amount set forth in Section 401(a)(17) of the Code, as adjusted for increases in the cost of living.

         For purposes of Sections 4.1 and 4.2, notwithstanding any provision in this Plan to the contrary, for purposes of determining Before Tax Contributions and Employer Matched Contributions for a Participant, Compensation shall include such Participant's Compensation during each pay period beginning with the Entry Date coincident with or next following participation in the Plan pursuant to Section 3.2; or if the individual elects to authorize Before Tax Contributions to the

         Plan at a later date, the Participant's Compensation during each pay period beginning with the pay period with respect to which such election is first effective.

         For purposes of Sections 4.6 and 4.8, Compensation shall mean, with respect to any determination period, a definition of Compensation selected by the Pension Committee in accordance with, and from among alternatives permissible under, Treas. Reg. 1.414(s)-lT (for years prior to September 19, 1991) and 1.414(s)-1 or any successor thereto. Any definition of Compensation selected by the Pension Committee for use in satisfying the requirements of Section 4.6 or 4.8 for a determination period shall be used consistently to define the Compensation of all Employees to be taken into account in satisfying those requirements for that determination period.

2.18     Disabled or Disability means:

       (i) In the case of a Participant who is covered by the Employer's long-term disability plan, the total incapacity of the Participant due to a physical or mental condition which qualifies the Participant for benefits under the Employer's long-term disability plan whether or not the benefit under the long-term disability plan has been paid as a single sum amount; and

      (ii) In the case of a Participant who is not covered by the Employer's long-term disability plan, a physical or mental condition, which in the sole opinion of the Pension Committee, renders the Participant incapable of performing the duties of any position for which he is reasonably qualified in light of his education and employment experience.

     (iii) The Pension Committee may require the Participant to be examined by a duly licensed physician selected by the Pension Committee before making its determination that the Participant is disabled and not more frequently than annually thereafter to determine whether the Participant continues to be Disabled.

2.19     Effective Date means October 21, 1992.

2.20 Eligible Employee means a Full-Time, Part-Time or Temporary Employee who is employed by the Employer. A non-resident alien who receives no income from sources within the United States shall not be deemed to be an Eligible Employee. Any Employee who is included in a unit of employees covered by a negotiated collective bargaining agreement where there exists evidence that retirement benefits were the subject of good faith bargaining, shall not be deemed to be an Eligible Employee, unless the agreement provides for participation in the Plan. A Leased Employee shall not be deemed to be an Eligible Employee. An individual whose income from an Employer is reported on Form 1099 shall not be deemed to be an Eligible Employee. An individual hired as a Temporary

         Employee on or after January 1, 1994 shall not be deemed to be an Eligible Employee. An Eligible Employee whose employment status is changed to that of a Temporary Employee on or after January 1, 1994 shall not be permitted to make additional Before Tax Contributions after such status change.

2.21 Eligible Participant means as of each Entry Date, each Eligible Employee who has met the requirements for participation in the Plan regardless of whether he has authorized the Employer to make Before Tax Contributions or Post 1986 After Tax Contributions on his behalf to the Plan.

2.22 Employee means any individual employed by the Employer as a common law employee. A Leased Employee shall be deemed to be an Employee.

2.23 Employer means the Company and any Participating Company which, with the approval of the Board of Directors, has adopted this Plan. With respect to periods prior to the Effective Date, the Participants or Former Participants whose savings plan assets and liabilities were transferred to the Plan from the TAG Savings Plan as of the Effective Date (and for Eligible Employees who were employed by an "employer" or "affiliate" under the TAG Savings Plan prior to the Effective Date but were not yet participating in that plan on such date). Employer shall also include Associated Insurance Companies, Inc. and any other company that was an "employer" as defined in the TAG Savings Plan on the Effective Date.

2.24 Employer Matched Account means the account maintained for a Participant to record (i) his share of Employer Matched Contributions under Section 4.1(b); (ii) his share of matching contributions under Merged Plan I, II, IV and V, if any; and (iii) adjustments relating thereto.

2.25 Employer Matched Contributions means the contributions made by the Employer on a Participant's behalf pursuant to Section 4.1(b).

2.26 Employment Commencement Date means the first day on which an Eligible Employee is credited with an Hour of Service.

2.27 Entry Date means the first day of each calendar month, and effective April 1, 1993, every day.

2.28 ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

2.29 Excess Aggregate Contributions means with respect to each Plan Year, the amount determined for Highly Compensated Eligible Participants under the procedure set forth in Treas. Reg. 1.401(m)-l(e)(2) or any successor thereto.





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
2.30 Excess Contributions means with respect to each Plan Year, the amount determined for Highly Compensated Eligible Participants under the procedure set forth in Treas. Reg. 1.401(k)-l(f)(2) or any successor thereto.

2.31 Family Member means, with respect to each Highly Compensated Employee who owns a 5% interest in an Employer or is in the group consisting of the 10 most Highly Compensated Employees, the spouse, lineal descendants or ascendants and their spouses of such Highly Compensated Employee who are Employees; provided, however, for purposes of the limitation on Compensation set forth in Section 401(a)(17) of the Code, Family Members are limited to spouses and descendants who have not attained age 19 as of the end of the Plan Year of such Highly Compensated Employee.

2.32 Fiduciary means the Employer, the Board of Directors, the Pension Committee or the Trustee, but only with respect to the specific responsibilities of each with respect to Plan and Trust administration and only to the extent required by ERISA.

2.33 Forfeiture means that portion of a Participant's HMI Company Regular Account or Raff-Hughes Company Regular Account that is forfeited in accordance with Section 6.5 due to incomplete vesting.

2.34 Former Participant means any former Eligible Employee who has credits in his Account as of the close of any Plan Year.

2.35 Full-Time Employee means an Eligible Employee designated as full-time under the Employer's employment procedures.

2.36 Highly Compensated Eligible Participant means those Eligible Participants who are Highly Compensated Employees.

2.37     Highly Compensated Employee means:

         (a) Employees who were five percent owners, as defined in Section 416(i)(1)(iii) of the Code, at any time during the determination year or the look-back year;

         (b) Employees with compensation greater than $75,000 (as adjusted pursuant to Section 415(d)(2) of the Code) during the look-back year;

         (c) Employees with compensation greater than $50,000 (as adjusted pursuant to Section 415(d)(2) of the Code) during the look-hack year and who are in the top-paid group for the look-back year;

         (d) Employees who are officers of the Employer or any Affiliate during the look-back year and who have compensation in the look-back year greater than 50% of the benefit limit in Section 415(b)(1)(A) of the Code for such year; and

         (e) Employees who are both described in paragraph (b), (c), or (d) above when these paragraphs are modified to substitute the determination year for the look-back year and who are one of the 100 Employees who receive the highest compensation from the Employer during the determination year.

                  (1) The top-paid group shall consist of the top 20% of active Employees, ranked on the basis of compensation received from the Employer during the year including Employees with less than 6 months of service, part-time Employees (less than 17 hours per week or less than 6 months a year). Employees who are not yet age 21, and nonresident aliens. These Employees shall not be excluded for purposes of identifying the particular Employees in the top-paid group. If the Plan being tested covers only noncollective bargaining Employees, and collective bargaining Employees constitute 90 percent or more of the Employer's Employees, then such collective bargaining Employees shall be excluded both from the total number of active Employees and the identification of particular Employees in the top-paid group. The top-paid group shall not include Employees who perform no service during the year.

                  (2) For purposes of determining whether an Employee is highly compensated, the determination year is the Plan Year for which the determination is being made. The look-back year is the twelve month period preceding the determination year.

                  (3) Also, for this purpose, the term "Employee" shall include Leased Employees unless such Employees are covered under a safe-harbor plan of the leasing organization and not covered under a qualified plan of the Employer.

                  (4) The number of officers shall be limited to the lesser of (a) 50, or (b) the greater of 3 individuals or 10 percent of all Employees. If the Employer does not have at least one officer whose compensation is in excess of 50% of the limit in Section 415(b)(1)(A) of the Code, then the highest paid officer of the Employer shall be treated as a Highly Compensated Employee.

                  (5) For purposes of defining Highly Compensated Employees, Compensation means Compensation as defined in Section 2.16. The dollar limits are those for the calendar year in which the determination or look-back year begins, as adjusted for increases in the cost of living pursuant to
                           Section 415(d)(2) of the Code.

                  (6) The Plan shall take into account Employees of all employers aggregated under Sections 414(b), (c), (m) and (o) of the Code, in determining who is highly compensated.

                  (7) Certain former Employees shall be treated as Employees for the purpose of determining the number of Highly Compensated Employees. If a former Employee had a separation prior to the determination year and was an active Highly Compensated Employee in the year he separated from service, or in any determination year after attaining age 55, the former Employee shall be counted as a Highly Compensated Employee for the determination year.

         (f) Effective for Plan Years beginning on or after January 1, 1994, the Company and all Employers hereby make the calendar year calculation election described in Treas. Reg. 1.414(q)-1T, Q&A 14(b).

         Notwithstanding the foregoing, the Company, by action of the Pension Committee, may elect for any Plan Year, to define Highly Compensated Employee by substituting $50,000 (as adjusted pursuant to Section 415(d) of the Code) for $75,000 (as adjusted pursuant to Section 415(d) of the Code) in Section 414(q)(1)(B) of the Code and by disregarding
         Section 414(q)(1)(C) of the Code.

2.38 HMI Company Regular Account means the account maintained for a Participant to record his share of HMI contributions under Merged Plan II, if any, and adjustments relating thereto.

2.39     Hours of Service means:

         (a) Performance of Duties. The actual hours for which an Eligible Employee is paid or entitled to be paid by the Employer for the performance of duties.

         (b) Nonworking Paid Time. Each hour for which an Eligible Employee is paid or entitled to be paid by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided, however, no more than 501 Hours of Service shall be credited to an Eligible Employee on account of any single continuous period during which he performed no duties; and provided further that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable workers' or unemployment compensation or disability insurance laws or for payments which solely reimburse an Eligible Employee for medical or medically related expenses incurred by the Eligible Employee.

         (c) Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer, provided, however, Hours of Service credited under paragraphs (a) and (b) above shall not be recredited by operation of this paragraph.

         (d) Equivalencies. To the extent that the Plan requires Hours of Service to be counted, the Pension Committee shall have the authority to adopt any of the following equivalency methods, other than elapsed time, for counting Hours of Service that are permissible under regulations issued by the Department of
                  Labor: (1) Working Time, (2) Periods of Employment, or
                  (3) Earnings.

                  The adoption of any equivalency method for counting Hours of Service shall be evidenced by a certified resolution of the Pension Committee, which shall be attached to and made part of the Plan. Such resolution shall indicate the date from which such equivalency shall be effective.

         (e) Miscellaneous. Unless the Pension Committee directs otherwise, the methods of determining Hours of Service when payments are made for other than the performance of duties and of crediting such Hours of Service to Plan Years set forth in DOL Reg. 2530.200b-2(b) and (c), shall be used hereunder and are incorporated by reference into the Plan.

         (f) Military Leave. Participants on military leaves of absence who are not directly or indirectly compensated or entitled to be compensated by the Employer while on such leave shall be credited with Hours of Service as required by Section 9 of the Military Selective Service Act.

         (g) No Duplication. Notwithstanding any other provision of this Plan to the contrary, an Eligible Employee shall not be credited with Hours of Service more than once with respect to the same period of time.

2.40 Income means the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund, assets shall be valued on the basis of their fair market value except for any investment which the Pension Committee determines shall be valued on the basis of contract or book value.

2.41 Investment Funds means the funds designated by the Pension Committee in accordance with Section 7.2.

2.42 Investment Manager means an investment adviser, bank or insurance company, meeting the requirements of Section 3(38) of ERISA appointed by the Employer to manage the Plan's assets in accordance with the Trust Agreement.

2.43 Leased Employee means any person within the meaning of Section 414(n) of the Code who is not an Employee of the Employer and who provides services to the Employer if:

         (a) such services are provided pursuant to an agreement between the Employer and any leasing organization;

         (b) such person has performed such services for the Employer (or for the Employer and Affiliates) on a substantially full-time basis for a period of at least one year; and

         (c) such services are of a type historically performed in the business field of the Employer by Employees.

         Notwithstanding the foregoing, a person shall not be deemed to be a Leased Employee if he is covered by a plan maintained by the leasing organization and Leased Employees (as determined without regard to this paragraph) do not comprise more than 20% of the Employer's nonhighly compensated workforce. Such plan must be a money purchase pension plan providing for nonintegrated employer contributions of ten percent of compensation and also providing for immediate participation and vesting.

2.44     Limitation Year means the Plan Year.

2.45 Merged Plan means any of the plans defined in Sections 2.47 - 2.52 and any other plan that is merged into the Plan after October 21, 1992.

2.46 Merged Plan I means the Blue Cross and Blue Shield of Indiana Employees' Thrift Savings Plan, as in effect prior to January 1, 1991.

2.47 Merged Plan II means the HM1 Employees' Profit Sharing Plan that was in effect prior to its merger into the TAG Savings Plan on January 1, 1991.

2.48 Merged Plan III means the Key Care Health Resources, Inc. Retirement Plan that was in effect prior to its merger into the TAG Savings Plan on January 1, 1991.

2.49 Merged Plan IV means the Robinson-Conner, Inc. 401(k) Plan that was in effect prior to its merger into the TAG Savings Plan on January 1, 1992.

2.50 Merged Plan V means the Anthem Group Services Corporation Retirement Savings Plan that was in effect prior to its merger into the TAG Savings Plan on January 1, 1992.

2.51 Merged Plan VI means Price and McDonald, Inc. Profit Sharing Plan that was in effect prior to its merger into the Plan on May 31, 1993.

2.52     Normal Retirement Age means age 65.

2.53 Normal Retirement Date means the date on which a Participant attains his Normal Retirement Age.

2.54 Participant means any Eligible Employee participating in the Plan in accordance with the provisions of Section 3.1.

2.55 Participating Employer means any direct or indirect subsidiary of the Company or any other entity designated by the Board of Directors that has adopted this Plan with the approval of the Company.

2.56 Part-Time Employee means an Eligible Employee who is designated as a part-time Employee by the Employer under its employment procedures.

2.57 Pension Committee means the Pension Committee appointed by the Board of Directors to administer the Plan and to manage and invest the Trust Fund.

2.58 Period of Service means the aggregate of all periods of a person's employment as an Eligible Employee with the Employer, whether or not consecutive.

         Service shall include (i) a period of up to 12 months of absence from employment for any reason other than because of resignation, retirement, death or discharge; (ii) the period from the date the Eligible Employee resigns, retires or is discharged to the date of his reemployment, if he returns to employment with the Employer or any Affiliate within 12 months of such resignation, retirement or discharge; and (iii) the period beginning on the date the Eligible Employee is absent for maternity or paternity reasons and ending on the date the Eligible Employee commences a Period of Severance due to such absence.

         Service also shall include such period of service in the armed forces of the United States as shall be required to be recognized under applicable federal law with respect to military service. Service is determined as full calendar months.

2.59 Period of Severance means a period of time commencing with an Eligible Employee's Severance From Service Date and ending with the date such Eligible Employee resumes employment with the Employer.

         Notwithstanding the foregoing, if an Eligible Employee is absent from work for maternity or paternity reasons, the Period of Severance shall not begin until the second anniversary of the first day of the period in which such absence began. For purposes of this Section, an absence from work for maternity or paternity reasons meaning an absence (i) by reason of the pregnancy of the individual; (ii) by reason of a birth of a child of the individual; (iii) by reason of the placement of a child with the individual by adoption; or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.

2.60 Plan means the Acordia Retirement Savings Plan; effective January 1, 1994, the name was changed to the Acordia 401(k) Long Term Savings Investment Plan.

2.61 Plan Year means the 12 consecutive month period commencing each January 1 and ending December 31. For purposes of discrimination testing, the first Plan Year will be deemed to be the 12 month period beginning January 1, 1992.

2.62 Post 1986 After Tax Contribution Account means the separate Account maintained for a Participant to record: (i) his share of the Trust Fund attributable to his Post 1986 After Tax Contributions; (ii) his share of post 1986 after tax contributions that he made to Merged Plan IV; and (iii) earrings and losses attributable thereto. The Pension Committee shall separately account, through subaccounts for "Post 1986 Voluntary Contributions." "Post 1986 Voluntary Contributions" shall mean after-tax contributions made to the Plan which do not qualify for an Employer Matched Contribution.

2.63 Post 1986 After Tax Contributions means the after-tax contributions made by a Participant to the Plan under Section 4.2, if any, after December 31, 1985. Effective April 1, 1993, Participants are prohibited from making Post 1986 After Tax Contributions. Such contributions prior to that date shall continue to be held under the Plan.

2.64 Pre 1987 After Tax Contribution Account means the separate Account maintained for a Participant to record: (i) his share of the Trust Fund attributable to his Pre 1987 After Tax Contributions; (ii) his share of pre 1987 after tax contributions that he made under the Raff-Hughes Plan, which he elected to transfer to this Plan, if any; (flu) his share of pre 1987 voluntary contributions that he made to Merged Plan IV; and (iv) earnings and losses attributable thereto. The Pension Committee shall separately account, through subaccounts, for the following contributions, and earnings and losses attributable thereto:

         (a) "Voluntary Basic Contributions" made to Merged Plan I prior to January 1, 1984; and

         (b) "Voluntary Supplemental Contributions", including nondeductible voluntary contributions made to Merged Plan II or that were transferred to the Plan.

         For purposes of this Plan, (i) "Voluntary Basic Contributions" shall mean after-tax contributions made to the Plan which qualified for an Employer matched contribution, and (ii) "Voluntary Supplemental Contributions" shall mean after-tax contributions made to the Plan which did not qualify for an Employer matched contribution.

2.65 Pre 1987 After Tax Contributions means the after tax contributions made by a Participant to the Plan before January 1, 1987.

2.66 QNEC(s) means the discretionary qualified nonelective contributions made by the Employer on a Participant's behalf pursuant to Section 4.1(c).

2.67 QNEC Account means the account maintained for a Participant to record his share of QNECs under Section 4.1(c) and adjustments relating thereto.

2.68 Raff-Hughes Company Regular Account means the Account maintained for a Participant to record his share of Raff-Hughes contributions made on his behalf under the TAG Savings Plan in plan years beginning on or after January 1, 1992.

2.69 Raff-Hughes Plan means the Raffensperger, Hughes & Co., Inc. Employees' Profit Sharing Plan.

2.70 Retirement means termination of employment from the Employer at or after Normal Retirement Date.

2.71 Rollover Account means the account maintained on behalf of a Participant to record the amounts (i) he has rolled over to the Plan pursuant to Section 4.11; (ii) amounts that he rolled over to Merged Plan III, V, or VI, if any; (iii) any amounts (including outstanding plan loans) transferred on a trustee to trustee basis from The Associated Group 401(k) Long Term Savings Investment Plan; and (iv) adjustments relating thereto.

2.72 Severance From Service Date means the earlier of (i) the date on which an Employee quits, dies, retires or is discharged or (ii) the first anniversary of the first date of a period in which an Employee remains absent from service with or without pay with the Employer for any reason other than the foregoing.

2.73 Shelby Pension Transfer Account means the account maintained for a Participant who participated in the Shelby Insurance Group Retirement Savings Plan to record his share of pension transfer dollars held for his benefit under that plan, if any, and adjustments related thereto.

2.74 Spouse (surviving spouse) means the spouse or surviving spouse of the Participant or Former Participant; provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

2.75 Temporary Employee means an Employee who is neither a Part-Time or Full-Time Employee.

2.76 Terminated or Termination means a termination of employment with the Employer or with an Affiliate for any reason other than a transfer of employment from the Employer to an Affiliate or from an Affiliate to another Affiliate.

2.77 Trust (or Trust Fund) means the fund created by the Trust Agreement and maintained by the Trustee in accordance with the terms of the Trust Agreement.

2.78 Trust Agreement means "The Master Trust Agreement between Acordia, Inc. and the Bank of New York," as amended from time to time and that constitutes part of the Plan.

2.79 Trustee means the individual or entity designated in the Trust Agreement, or any successor Trustee or Trustees appointed to administer the Trust.

2.80 Valuation Date means the last day of each calendar month and such other dates selected by the Pension Committee, on which dates Trust gains and losses are allocated to Participants' Accounts pursuant to Section 5.2. Effective January 1, 1994, each day on which the security markets of the United States are generally in operation shall be a Valuation Date or such other dates selected by the Pension Committee.

Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary.

                                   ARTICLE III
                            PARTICIPATION AND SERVICE

3.1 Continuing Participation. Each Eligible Employee who was a Participant in the TAG Savings Plan on the day before the Effective Date shall continue as a Participant if employed by an Employer on the Effective Date. Each other Full-Time, Part-Time or Temporary Eligible Employee shall be eligible to participate as provided in Section 3.2.

3.2      Eligibility to Participate.

         (a) Effective for Eligible Employees first credited with an Hour of Service prior to April 1, 1993:

                (i) Full-Time Employees and Part-Time Employees shall be eligible to participate as soon as administratively feasible after completing three (3) months of service.

               (ii) Temporary Employees shall be eligible to participate as soon as administratively feasible after they are credited with 1,000 Hours of Service in a 12 month period.

         (b) An Eligible Employee first credited with an Hour of Service on or after April 1, 1993, shall be eligible to participate on his Employment Commencement Date.

         (c) Temporary Employees hired on or after January 1, 1994 and those Employees who become Temporary Employees on or after January 1, 1994, may not participate or continue to actively participate in the Plan.

3.3 Change in Active Status. A Participant shall cease to be an active Participant and shall no longer be permitted to contribute to the Plan when he is no longer an Eligible Employee.

3.4 Special Rules for Participation and Vesting Purposes. For purposes of determining an Eligible Employee's eligibility to participate and Periods of Service for vesting pursuant to Section 6.4, Hours of Service, months of employment and Period of Service shall include an Eligible Employee's Hours of Service and months of employment or Periods of Service (i) as a Leased Employee of the Employer or an Affiliate (after the employer became an Affiliate); (ii) as an Employee of the Employer or an Affiliate (after the employer became an Affiliate) covered by the terms of a collective bargaining agreement that does not provide for participation in this Plan; (iii) while a common law Employee of the Employer who is not deemed to be an Eligible Employee or while a common law Employee of an Affiliate; or (iv) while an Employee of a predecessor organization of the Employer in any case where the Employer maintains the plan of such predecessor organization as required under Section 414(a) of the Code.

3.5 Participation and Service upon Reemployment. Upon the reemployment of any person after the Effective Date who had previously been employed by the Employer, the following rules shall apply in determining his participation in the Plan. If the reemployed Eligible Employee was not a Participant in the Plan during his prior period of employment, he must meet the requirements of Section 3.2 for participation in the Plan. If the reemployed Eligible Employee was a Participant in the Plan during his prior period of employment, he shall again become a Participant in the Plan as soon as administratively feasible upon his rehire. For purposes of this Section 3.5, any Periods of Service credited to a Participant, Eligible Employee or Employee prior to his termination of employment shall be restored upon his reemployment for purposes of vesting in Employer contributions allocated to his Account following his reemployment. Section 6.5 sets forth the rules pertaining to vesting following reemployment in amounts allocated to a Participant's Account prior to his Termination of employment.

3.6 Cessation of Participation. A Participant shall cease to a Participant on the date as of which (i) he is no longer an Eligible Employee and
         (ii) all of his vested Accounts have been distributed.

3.7 Transfers From Affiliates and Change in Status. Any Eligible Employee who transfers to the Employer from an Affiliate or who otherwise becomes an Eligible Employee after his Employment Commencement Date, shall be eligible to participate in the Plan as of the date of transfer or change in status.

3.8      Transfers To and From The Associated Group.

         (a) A Participant who is transferred (as defined in subsection (c) below) to Associated Insurance Companies, Inc. or one of its affiliates participating in The Associated Group Long Term Savings Investment Plan (a TAG Employer) may elect in accordance with procedures adopted by the Pension Committee to have his accounts (including any outstanding plan loans) and the assets associated with those accounts transferred to The Associated Group 401(k) Long Term Savings Investment Plan as soon as administratively feasible after the transfer.

         (b) An employee of a TAG Employer who is transferred (as defined in subsection (c) below) to an Employer and becomes a Participant may have his accounts (including any outstanding plan loans) and the assets associated with those accounts transferred to the Plan as soon as administratively feasible after the transfer.

         (c)      A Participant shall be deemed to have transferred

                (i) from an Employer to a TAG Employer if, within the 60 day period following the Participant's Termination with an Employer, he is hired by a TAG Employer and becomes an eligible employee under the TAG Savings Plan; or

               (ii) from a TAG Employer to an Employer if, within the 60 day period following the termination of employment as an eligible employee with a TAG Employer, he is hired by an Employer participating in the Plan and becomes an Eligible Employee.

                                   ARTICLE IV
                                  CONTRIBUTIONS

4.1      Employer Contributions.

         (a) (i) Before Tax Matched Contributions. Subject to the limitations of Sections 4.6, 4.10 and 5.3, each Participant shall have the option to authorize the Employer in accordance with procedures established by the Pension Committee, to contribute to the Plan for a Plan Year on his behalf, an amount equal to any whole percentage of his Compensation from one percent (1%) up to six percent (6%) (as determined without regard to this Section 4.1(a)) for such Plan Year. Such authorization shall be in the form of an election by the Participant to have his Compensation reduced by payroll withholding. The election of a new Participant shall be effective as soon as administratively feasible following receipt of the election by the Pension Committee. Such withheld amounts are to be transmitted by the Employer to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer's general assets, but in no event later than 90 days after such amounts are withheld from the Participant's Compensation.

                  (ii) Before Tax Supplemental Contributions. Subject to the limitations of Sections 4.6, 4.10 and 5.3, each Participant shall have the option to authorize the Employer in accordance with procedures established by the Pension Committee, to contribute to the Plan for a Plan Year on his behalf, an amount equal to any whole percentage of his Compensation from seven percent (7%) up to sixteen percent (16%) (as determined without regard to this Section 4.1(a)) for such Plan Year. Such authorization shall be in the form of an election by the Participant to have his Compensation reduced by payroll withholding. The election of a new Participant shall be effective as soon as administratively feasible following receipt of the election by the Pension Committee. Such withheld amounts are to be transmitted by the Employer to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer's general assets, but in no event later than 90 days after such amounts are withheld from the Participant's Compensation.

                  (iii) Excess Deferrals. Notwithstanding the foregoing, the Participant shall be prohibited from authorizing any Before Tax Contributions to be made on his behalf under this Plan and elective contributions under any other plan, in excess of the applicable limit under Section 402(g) of the Code in effect for the Plan Year to which such Before Tax Contributions relate. In the event a Participant has made excess deferrals, then not later than the first day of March following the close of the Participant's taxable year, the Participant may notify each plan under which deferrals were made of the amount of the excess deferrals received by that plan. The Participant shall be deemed to have notified the Plan of excess deferrals to the extent he has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer or Affiliate. The Employer may notify the Plan on behalf of the Participant under these circumstances.

                  Not later than the first April 15 following the close of the taxable year, the Plan shall distribute to the Participant the amount designated above, including any Income allocated thereto. The Income attributable to a Participant's excess deferral pursuant to this Section 4.1(a)(iii) for the Plan Year during which such excess deferral arose shall be determined in accordance with Treas. Reg. 1.402(g)-1(e)(5)(ii). Unless otherwise provided for by the Pension Committee, any Income attributable to a Participant's excess deferrals for the period between the end of the Plan Year and the date of distribution shall be disregarded.

                  A Participant who has excess deferrals for a taxable year may receive a corrective distribution of excess deferrals during the same year. This corrective distribution shall be made only if:

                  (A) The Participant designates the distribution as an excess deferral. The Participant shall be deemed to have designated the distribution to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer and Affiliate. The Employer may make the designation on behalf of the individual under these circumstances.

                  (B) The correcting distribution is made after the date on which the Plan received the excess deferral.

                  (C) The Plan designates the distribution as a distribution of excess deferrals.

                  The term "excess deferrals" means the excess of an individual's elective deferrals for any taxable year, as defined in Treas. Reg. 1.402(g)-1(b), over the applicable limit under Section 402(g)(1) of the Code for the taxable year.

                  (iv) Compliance. The Pension Committee may further limit a Participant's right to make Before Tax Contributions to the Plan if in the sole judgment and discretion of the Pension Committee, such limits are necessary to ensure the Plan's compliance with the requirements of Sections 401(k) and (m) of the Code.

         (b) Employer Matched Contributions. Subject to the limitations of Sections 4.8 and 5.3 and except for those Participating Employers listed on Appendix A, an Employer shall contribute with respect to each pay period an amount equal to 50% of a Participant's Before Tax Matched Contributions that a Participant has authorized the Employer to make on his behalf for the Plan Year. In the event a Participant who is not a Highly Compensated Employee for the Plan Year and who is not participating in one of the nonqualified deferred compensation plans sponsored by the Company elected to make Before Tax Matched Contributions in such amount that the limitations under Section 402(g) of the Code restricted the Participant's Before Tax Contributions, that Participant shall receive an Employer Matched Contribution as if the full amount of the Before Tax Contributions of the Participant had been made. The amount of such contribution shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year.

         (c) QNECS. Subject to the limitations of Sections 4.3 and 5.3, the Employer shall contribute for each Plan Year an amount, if any, as determined by the Board of Directors on behalf of some or all Participants who are not Highly Compensated Eligible Participants. The amount of such contribution shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year. It is intended that this contribution shall constitute a qualified nonelective contribution within the meaning of Treas. Reg. 1.401(k)-1(g)(13)(ii) or any successor thereto.

4.2 Post 1986 After Tax Contributions. Subject to the limitations of Sections 4.8, 4.10 and 5.3, each Participant shall have the option to contribute to the Plan for a Plan Year an amount equal to any percentage of his Compensation up to ten percent (10%) for such Plan Year. Such authorization shall be in the form of an election by the Participant to have his Compensation reduced on an after-tax basis by payroll deduction in accordance with procedures established by the Pension Committee. Such amounts are to be transmitted by the Employer to the Trustee as of the earliest date on which such amounts can be reasonably segregated from the Employer's general assets, but in no event later than 90 days after such amounts have been withheld from Participants' Compensation.

         Effective April 1, 1993, Participants shall not have the option to contribute to the Plan on an after-tax basis. Pre-April 1, 1993, after-tax contributions shall continue to be held by the Plan in accordance with the provisions of the Plan.

4.3 Time and Manner of Contribution. All Employer contributions shall be paid directly to the Trustee. Except as provided in Section 4.1(a), a contribution for any Plan Year shall be made not later than the date prescribed by law for filing the Employer's Federal income tax return, including extensions, for such Plan Year.

4.4 Conditions on Employer Contributions. To the extent permitted or required by ERISA and the Code, contributions under this Plan are subject to the following conditions:

         (a) If the Employer makes a contribution, or any part thereof, by mistake of fact, such contribution or part thereof shall be returned to the Employer within one year after such contribution is made.

         (b) Contributions to the Trust Fund are specifically conditioned on the initial qualification of the Plan under the Code; in the event the Plan is determined to be disqualified upon an application for determination made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe, contributions made with respect to any period subsequent to the effective date of such disqualification shall be refunded to the Employer within one year after the effective date of disqualification.

         (c) Contributions to the Plan are specifically conditioned upon their deductibility under the Code. To the extent a deduction is disallowed for any such contribution, such amount shall be refunded to the Employer within one year after the disallowance of the deduction.

         (d) Earnings attributable to the contribution shall not be refunded to the Employer, but losses shall reduce the amount to be refunded. In no event shall return of the contribution to the Employer reduce the amount of any Participant's Account to less than the balance that would have been in such Account had the contribution not been made.

         (e) The amount of any Employer contribution shall be subject to the limitations prescribed in Section 5.3.

4.5 Change in Amount of Before Tax or Post 1986 After Tax Contributions. Upon notice to the Pension Committee, each Participant shall have the option to change the amount of Before Tax Contributions he has authorized the Employer to contribute to the Plan on his behalf pursuant to Section 4.1(a) or Post 1986 After Tax Contributions under
         Section 4.2 (for periods prior to April 1, 1993), effective as soon as administratively feasible following receipt of the change by the Pension Committee. Upon notice to the Pension Committee, each Participant shall have the option to suspend completely the amount of Before Tax Contributions he has authorized the Employer to contribute to the Plan on his behalf pursuant to Section

         4.1(a) or Post 1986 After Tax Contributions under Section 4.2, effective as soon as administratively feasible after receipt of the notice by the Pension Committee. A Participant who has ceased making Before Tax Contributions or Post 1986 After Tax Contributions may again authorize Before Tax Contributions to be made to the Plan on his behalf or Post 1986 After Tax Contributions effective as soon as administratively feasible following receipt of the form by the Pension Committee and after a suspension period of six months. Notwithstanding the foregoing, effective January 1, 1994, the six month suspension period is eliminated, and a Participant may change the amount of his Before Tax Contributions at any time by giving notice to the Pension Committee, but not more than four changes shall be permitted in any Plan Year. The change shall become effective as soon as administratively feasible following receipt of notice by the Pension Committee.

         A Participant also may elect to change his Before Tax Contributions' rate and may elect to commence or increase his Post 1986 After Tax Contributions as a result of any limitations imposed by Section 4.1(a)(iii) on the amount of Before Tax Contributions that a Participant may authorize the Employer to contribute on his behalf.

4.6 Limitations on Before Tax Contributions. The amount of Before Tax Contributions made in each Plan Year on behalf of all Participants under the Plan shall comply with either (i) or (ii) and (iii), if applicable, below.

       (i) The Average Deferral Percentage for the Highly Compensated Eligible Participants shall not exceed the Average Deferral Percentage for all other Eligible Participants multiplied by 125%, or

      (ii) The Average Deferral Percentage for Highly Compensated Eligible Participants shall not be greater than the Average Deferral Percentage of all other Eligible Participants multiplied by 200% and the excess of the Average Deferral Percentage for Highly Compensated Eligible Participants over the Average Deferral Percentage for all other Eligible Participants shall not exceed two percentage points.

                Compliance with (i) and (ii) above, shall be determined in accordance with the rules set forth in Section 401(k)(3) of the Code, Treas. Reg. 1.401(k)-l(b), or any successors thereto.

     (iii)      Notwithstanding the foregoing, if this Section 4.6 and Section
                4.8 are both satisfied by use of the limitation set forth in
                Section 4.6(ii) and Section 4.8(ii), respectively, the Average Deferral Percentages for the Highly Compensated Eligible Participants and the Average Contribution Percentages for the Highly Compensated Eligible Participants, as defined in Section 4.8, also must satisfy the aggregate limit test set forth in Treas. Reg. 1.401(m)-2(b)(3).

                If the Pension Committee determines, in its sole discretion, with respect to any Plan Year, that the Plan will (or may) fail
                (i) or (ii) and (iii) above, the Pension Committee shall take any action, that it deems appropriate, including imposing limitations on Before Tax Contributions made by Highly Compensated Eligible Participants, for the Plan to satisfy (i) or (ii) and (iii) above.

         Effective January 1, 1994, the Pension Committee, at the beginning of the Plan Year, shall impose a limitation (the "Initial Limitation") on the Before Tax Contributions made by Highly Compensated Eligible Participants as deemed necessary and appropriate by the Pension Committee to ensure that the Plan satisfies either (i) or (ii) and
         (iii) above. The Pension Committee shall monitor the Plan on a monthly basis to determine whether, in the Pension Committee's judgment, the Plan will satisfy either (i) or (ii) and (iii) above. If, as of any month, the Pension Committee, in its sole discretion, determines that the Plan will not satisfy either (i) or (ii) and (iii) above without further adjustments, the Pension Committee will reduce, by one or more whole or fractional percentage points, the rate of Before Tax Contributions of those Highly Compensated Eligible Participants who have not yet reached the Initial Limitation. The Pension Committee shall only reduce contribution rates by the number of whole or fractional percentage points that the Pension Committee, in its judgment, deems necessary to make the Average Contribution Percentages and Average Deferral Percentages of Highly Compensated Eligible Participants satisfy the requirements of either (i) or (ii) and (iii) above.

         If the amount of Before Tax Contributions authorized by Highly Compensated Eligible Participants in a Plan Year would not comply with either (i) or (ii) and (iii) above, then by the last day of the following Plan Year, the Pension Committee may determine that the Excess Contributions for such Plan Year (including any Income attributable to such contributions) shall be distributed to Highly Compensated Eligible Participants on the basis of the respective portions of such Excess Contributions attributable to each such Highly Compensated Eligible Participant in accordance with Treas. Reg. 1.40l(k)-l(f)(4).

         If Excess Contributions are distributed to Highly Compensated Eligible Participants, the amount of excess of each Highly Compensated Eligible Participant is the amount by which his Before Tax Contributions must be reduced for the Participant's deferral percentage to equal the highest permitted Actual Deferral Percentage under the Plan. To calculate the highest permitted Actual Deferral Percentage under the Plan, the Actual Deferral Percentage of the Highly Compensated Eligible Participant with the highest deferral percentage is reduced by the amount required to cause the Participant's Actual Deferral Percentage to equal the percentage of the Highly Compensated Eligible Participant with the next highest Actual Deferral Percentage. If a lesser reduction would enable the arrangement to satisfy the Actual Deferral Percentage test, only such lesser reduction need be made. This process shall be repeated until the requirements set forth above are met. The highest deferral percentage remaining under the Plan after leveling is the highest permitted Actual Deferral Percentage. In no event shall the amount of Excess Contributions to be distributed for a Plan Year with respect to any Highly Compensated Eligible Participant exceed the amount of Before Tax Contributions made on behalf of the Highly Compensated Eligible Participant for the Plan Year.

         The Compensation and Before Tax Contributions of Highly Compensated Eligible Participants who are either 5 percent owners or among the ten most Highly Compensated Eligible Participants includes the Compensation and Before Tax Contributions of their Family Members. When family aggregation shall be required, the family group shall be treated as one Highly Compensated Eligible Participant and the Actual Deferral Percentage for the group shall be determined by combining the Before Tax Contributions, amounts treated as Before Tax Contributions and Compensation of all the eligible Family Members. If an Employee is required to be aggregated as a Family Member of more than one family group in the Plan, then all Participants who are Family Members of those family groups that include that Employee, are aggregated as one family group.

         The amount of Excess Contributions for a Highly Compensated Eligible Participant shall be determined by reducing the contribution percentage of the Highly Compensated Eligible Participants who have the highest percentages to the maximum acceptable level. The amount of Excess Contributions to be reduced shall be reduced by excess deferrals, as defined in Section 4.1(a)(ii), previously distributed for the taxable year ending in the same Plan Year.

         If the Highly Compensated Eligible Participant's deferral percentage was required to be determined by combining the Compensation and Before Tax Contributions of all Family Members who are Participants, the Highly Compensated Eligible Participant's percentage shall be reduced as set forth above. Excess Contributions shall be allocated among the eligible Family Members in proportion to the Before Tax Contributions of each such Family Member that were combined above.

         Notwithstanding the foregoing, the Employer may make a QNEC on behalf of some or all Eligible Participants who are not Highly Compensated Eligible Participants in order to comply with (i) or (ii) and (iii) for any Plan Year.

4.7 Income Attributable to Excess Contributions. The Income attributable to a Participant's Excess Contributions pursuant to Section 4.6 for the Plan Year during which such Excess Contributions arose shall be determined in accordance with Treas. Reg. 1.401(k)-l(fl(4)(ii).

         Unless otherwise provided for by the Pension Committee, any gain or loss on a Participant's Excess Contributions for the period between the end of the Plan Year and the date of distribution shall be disregarded.

4.8 Limitations on Employer Matched and Post 1986 After Tax Contributions. The amount of Employer Matched Contributions made in each Plan Year on behalf of all Participants under the Plan and Post 1986 After Tax Contributions made by Participants shall comply with either (i) or (ii) and (iii), if applicable, below.

       (i) The Average Contribution Percentage for the Highly Compensated Eligible Participants shall not exceed the Average Contribution Percentage for all other Eligible Participants multiplied by 125%, or

      (ii) The Average Contribution Percentage for Highly Compensated Eligible Participants shall not be greater than the Average Contribution Percentage of all other Eligible Participants multiplied by 200% and the excess of the Average Contribution Percentage for Highly Compensated Eligible Participants over the Average Compensation Percentage for all other Eligible Participants shall not exceed two percentage points.

                Compliance with (i) and (ii) above, shall be determined in accordance with the rules set forth in Section 401(m)(2) of the Code and Treas. Reg. 1.401(m)-1(b), or any successors thereto.

     (iii) Notwithstanding the foregoing, if Section 4.8 and Section 4.6 are both satisfied by use of the limitation set forth in Section 4.8(ii) and Section 4.6(ii), respectively, above, the Average Contribution Percentages for the Highly Compensated Eligible Participants and the Average Deferral Percentages for the Highly Compensated Eligible Participants, as defined in Section 4.6, also must satisfy the aggregate limit test set forth in Treas. Reg. 1.401(m)-2(b)(3).

                If the Pension Committee determines, in its sole discretion, with respect to any Plan Year, that the Plan will (or may) fail
                (i) or (ii) and (iii) above, the Pension Committee shall take any action that it deems appropriate, for the Plan to satisfy
                (i) or (ii) and (iii) above.

                If the amount of Employer Matched Contributions made on behalf of Highly Compensated Eligible Participants and Post 1986 After Tax Contributions made by Highly Compensated Eligible Participants in a Plan Year would not comply with either (i) or
                (ii) and (iii) above, then by the last day of the following Plan Year, the Pension Committee may determine that the Excess Aggregate Contributions for such Plan Year (including any Income attributable to such contributions) shall be distributed to Highly Compensated Eligible Participants or Employer Matched Contributions may be forfeited on the basis of the respective portions of such Excess Aggregate Contributions attributable to each such Highly Compensated Eligible Participant in accordance with Treas. Reg. 1.401(m)-l(e).

                If Excess Aggregate Contributions are distributed or forfeited for Highly Compensated Eligible Participants, the amount of excess of each Highly Compensated Eligible Participant is the amount by which his Matching Contributions must be reduced for the Participant's contribution percentage to equal the highest permitted Actual Contribution Percentage under the Plan.

                To calculate the highest permitted Actual Contribution Percentage under the Plan, the Actual Contribution Percentage of the Highly Compensated Eligible Participant with the highest contribution percentage is reduced by the amount required to cause the Participant's Actual Contribution Percentage to equal the percentage of the Highly Compensated Eligible Participant with the next highest Actual Contribution Percentage. If a lesser reduction would enable the arrangement to satisfy the Actual Contribution Percentage test, only such lesser reduction need be made. This process shall be repeated until the requirements set forth above are met. The highest contribution percentage remaining under the Plan after leveling is the highest permitted Actual Contribution Percentage. In no event shall the amount of Excess Aggregate Contributions to be distributed or forfeited for a Plan Year with respect to any Highly Compensated Eligible Participant exceed the amount of Matching Contributions made on behalf of the Highly Compensated Eligible Participant for the Plan Year.

                The Compensation and Matching Contributions of Highly Compensated Eligible Participants who are either 5 percent owners or among the ten most Highly Compensated Eligible Participants includes the Compensation and Matching Contributions of their Family Members. When family aggregation shall be required, the family group shall be treated as one Highly Compensated Eligible Participant and the Actual Contribution Percentage for the group shall be determined by combining the Matching Contributions, amounts treated as Matching Contributions and Compensation of all the eligible Family Members. If an Employee is required to be aggregated as a Family Member of more than one family group in the Plan, then all Participants who are Family Members of those family groups that include that Employee, are aggregated as one family group.

                The amount of Excess Aggregate Contributions for a Highly Compensated Eligible Participant shall be determined by reducing the contribution percentage of the Highly Compensated Eligible Participants who have the highest percentages to the maximum acceptable level.

                If the Highly Compensated Eligible Participant's contribution percentage was required to be determined by combining the Compensation and Matching Contributions of all Family Members who are Participants, the Highly Compensated Eligible Participant's percentage shall be reduced as set forth above. Excess Aggregate Contributions shall be allocated among the eligible Family Members in proportion to the Matching Contributions of each such Family Member that were combined above.

                Notwithstanding the foregoing, the Employer may make a QNEC on behalf of some or all Eligible Participants who are not Highly Compensated Eligible Participants in order to comply with (i) or
                (ii) and (iii) for any Plan Year.

4.9 Income Attributable to Excess Aggregate Contributions. The Income attributable to a Participant's Excess Aggregate Contributions pursuant to Section 4.8 for the Plan Year during which such Excess Aggregate Contributions arose shall be determined in accordance with Treas. Reg. 1.401(m)-1(e)(3)(ii).

         Unless otherwise provided for by the Pension Committee, any gain or loss on a Participant's Excess Aggregate Contributions for the period between the end of the Plan Year and the date of distribution shall be disregarded.

4.10 Combined Limitation. In no event shall the combined amount of Before Tax Contributions and Post 1986 After Tax Contributions made by or on behalf of any Participant for any payroll period exceed sixteen percent (16%) of such Participant's Compensation for such payroll period. To the extent that the foregoing limitation would be exceeded, a Participant's Post 1986 After Tax Contributions shall be reduced first prior to reducing his Before Tax Contributions.

4.11 Rollovers. An Eligible Employee may transfer to the Trust any cash which has been distributed to him whether such amount is (i) transferred by the Eligible Employee after his receipt of such amount from a plan qualified under Section 401(a) of the Code or (ii) transferred from a "conduit" individual retirement account established by the Eligible Employee upon his receipt of such amount from a plan qualified under Section 401(a) of the Code; provided, however, that such amount qualifies as a rollover amount as defined by the Code at the time of the transfer and the Participant complies with such rules and other criteria as the Pension Committee may establish from time to time to insure the qualified status of the Plan. The amount of cash transferred to the Trust pursuant to this Section 4.11 shall be credited to the Eligible Employee's Rollover Account in accordance with
         Section 5.1. A Participant shall be fully vested in his Rollover Account at all times. In the event any amount rolled over into the Plan is found not eligible for rollover, such amount, as adjusted for earnings and losses, shall be distributed to the Participant as soon as administratively feasible.

4.12 Requirements for Qualified Non-Elective Contributions and Qualified Matching Contributions. Any contributions that are designated as qualified non-elective contributions (QNEC) or as qualified matching contributions shall meet the requirements of Treas. Reg. 1.401(k)-1(b)(5) and 1.401(m)-1(b)(5). In addition, qualified non-elective contributions and qualified matching contributions shall be fully vested at all times. Such contributions shall be distributed from the Plan only in accordance with the events enumerated in the Plan, provided, however, that in no event shall such amounts be available for hardship withdrawal.

                                    ARTICLE V
                      ALLOCATIONS TO PARTICIPANTS' ACCOUNTS

5.1 Individual Accounts. On and after the Effective Date, the Pension Committee shall direct the recordkeeper for the Plan to maintain the following separate accounts in the name of each Participant:

         (a)    Before Tax Matched Account.

         (b)    Before Tax Supplemental Account.

         (c)    Company Account.

         (d)    Employer Matched Account.

         (e)    HMI Company Regular Account.

         (f)    Post 1986 After Tax Contribution Account.

         (g)    Pre 1987 After Tax Contribution Account.

         (h)    QNEC Account.

         (i)    Raff-Hughes Company Regular Account.

         (j)    Rollover Account.

         (k)    Shelby Pension Transfer Account.

5.2 Account Adjustments (Effective for Valuation Dates Occurring Prior to January 1. 1994). The Accounts of Participants, Former Participants and Beneficiaries shall be adjusted as of each Valuation Date in accordance with the following:

         (a) Income. The Income of each investment fund shall be allocated as of each Valuation Date to the accounts of Participants, Former Participants and Beneficiaries who have unpaid balances in their accounts invested in each particular fund on the Valuation Date, in proportion to the balances in such accounts immediately after the preceding Valuation Date, but after first reducing each such account by any distributions, withdrawals or loans from such account during the interim period. Income for any month to be allocated since the preceding Valuation Date, shad be allocated prior to posting any contributions to Participants' Accounts for that month.

         Notwithstanding the foregoing, in the case of any QNEC's that are made after the close of a Plan Year but which are credited pursuant to
         Section 5.3 as of the last
         day of the Plan Year, Income with respect to such contributions shall begin to be allocated as of the Valuation Date after such contributions are made.

         If during any month of the Plan Year a Participant, Former Participant or Beneficiary becomes entitled to a distribution from an account, the Committee shall instruct the Trustee or recordkeeper, as appropriate, to determine the Income as of the immediately preceding Valuation Date. The Account or Accounts of any Participant, Former Participant or Beneficiary to be distributed as of that Valuation Date shall not be adjusted proportionately to reflect any Income accrued after such Valuation Date.

         (b)    Crediting of Employer Contributions.

              (i) The Employer's Before Tax Contributions for the Plan Year made pursuant to Section 4.1(a) shall be forwarded to the Trustee and credited directly to the Before Tax Matched or Before Tax Supplemental Account of each Participant who authorized Before Tax Contributions as soon as such amounts can be segregated from the general assets of the Employer. Before Tax Contributions shall be credited as of the last day of the month in which occurs the pay date to which such Before Tax Contributions relate.

             (ii) The Employer's Employer Matched Contributions for the Plan Year made pursuant to Section 4.1(b) shall be credited to the Employer Matched Account of each Participant who authorized a Pre Tax Contribution to be made on his behalf in accordance with Section 4.1(b), as of the last day of the month in which occurs the pay date to which such contributions relate.

            (iii)      The Employer's QNEC for the Plan Year, made pursuant to
                       Section 4.1(c), shall be credited as of each Plan Year directly to the QNEC Accounts of Eligible Participants who are not Highly Compensated Eligible Participants and who are designated to receive such a contribution as of the last day of the Plan Year.

         (c) Post 1986 After Tax Contributions. Participants' Post 1986 After Tax Contributions made pursuant to Section 4.2, shall be forwarded to the Trustee and credited directly to the Post 1986 After Tax Contribution Account of each Participant who has made Post 1986 After Tax Contributions as soon as such amounts can be reasonably segregated from the general assets of the Employer. Post 1986 After Tax Contributions shall be credited as of the last day of the month in which occurs the pay date to which they relate.

         (d) Deemed Date of Allocation. All credits or deductions made under this Article to Participants' accounts shall be deemed to have been made no later than the last day of the Plan Year though actually determined thereafter.

5.3 Account Adjustments (Effective for Valuation Dates on or After January 1, 1994). The Accounts of Participants, Former Participants and Beneficiaries shall be adjusted by valuing all assets of the Trust following the end of each business day of the Plan Year in the following manner.

         (a)    Adjustments.

              (i) The Pension Committee shall first compute the net asset value of securities and/or other assets comprising each investment fund, designated by the Pension Committee for direction of investment by Participants, Former Participants and Beneficiaries. This net asset value shall be equal to the market price of the investment fund on the prior business day applied to the net asset value as of the close of business on the current business day.

             (ii) The recordkeeper, at the direction of the Pension Committee, shall, following the computation of the net asset value, assign a gain or loss to each Participant's Account.

            (iii) The Trustee shall then account for any requests for additions or withdrawals made to or from a specific designated investment fund by any Participant and received by the Trustee prior to the stated deadline on such business day.

                       In completing the valuation procedure described above, such adjustments in the amounts credited to such Accounts shall be made on the business day to which the investment activity relates. No admissions to Investment Funds made pursuant to the Plan shall be taken into account until the date such contribution was both actually paid to the Trustee and credited to the Participant's Accounts. It is intended that this Section operate to distribute among the Participant's Accounts all income of the Trust Fund and changes in the value of the Trust Fund's assets.

             (iv) In addition to the above paragraph (iii), in the event a pooled investment fund is created as a designated fund for Participant investment election in the Plan, valuation of the pooled investment fund shall be governed by the administrative services agreement for such pooled investment fund.

         (b)    Crediting of Employer Contributions.

              (i) The Employer's Before Tax Contributions for the Plan Year made pursuant to Section 4.1(a) shall be forwarded to the Trustee and credited directly to the Before Tax Account of each Participant who authorized Before Tax Contributions as soon as such amounts can be segregated from the general assets of the Employer.

             (ii) The Employer's Employer Matched Contributions for the Plan Year made pursuant to Section 4.1(b) shall be credited as soon as administratively feasible to the Employer Matched Account of each Participant who authorized a Before Tax Contribution to be made on his behalf in accordance with Section 4.1(b).

            (iii)      The Employer's QNEC for the Plan Year, made pursuant to
                       Section 4.1(c), shall be credited as of each Plan Year directly to the QNEC Accounts of Eligible Participants who are not Highly Compensated Eligible Participants and who are designated to receive such a contribution.

         (c) Deemed Date of Allocation. All credits or deductions made under this Article to Participants' Accounts shall, for all purposes other than the allocation of Income, be deemed to have been made no later than the last day of the Plan Year though actually determined thereafter.

5.4 Maximum Annual Additions. The maximum Annual Additions that may be contributed or allocated to a Participant's Accounts under the Plan for any Limitation Year shall not exceed the lesser of:

              (i)      the defined contribution dollar limitation, or

             (ii) 25 percent of the Participant's compensation, as defined below, for the Limitation Year.

                       "Compensation" is the Participant's wages, salaries, fees and other amounts paid or made available for personal services actually rendered in the course of employment with the Employer, including, but not limited to, commissions, compensation for services on the basis of a percentage of profits, tips and bonuses but (in accordance with regulations prescribed by the Secretary of Treasury) excluding:

                       (A) Contributions made by the Employer to a non-qualified plan of deferred compensation to the extent that such are not included in the gross income of the Participant in the year made; Employer contributions to simplified employee pension plans which are deductible by the Participant; and any distributions from any such plan other than an unfunded non-qualified plan;

                       (B) Amounts realized from the exercise of a non-qualified stock option or when restricted stock either becomes freely transferable or free from a substantial risk of forfeiture:

                       (C) Amounts realized from the disposition of stock acquired under a qualified stock option;

                       (D)          Other amounts which receive special tax
                                    benefits; and

                       (E) For Plan Years beginning on or before January 1, 1994, any amount in excess of $200,000 (as adjusted annually by the Secretary of the Treasury for increases in the cost of living) (effective January 1, 1994, $150,000, as adjusted). Such limitation shall be adjusted and applied in accordance with the family unit provisions set forth in Section 2.12.

         The compensation limitation referred to shall not apply to:

       (i) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is otherwise treated as Annual Additions, or

(ii) Any amount otherwise treated as Annual Additions under Section 415(1)(1) of the Code.

                The defined contribution dollar limitation shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year. All defined contribution plans of the Employer and Affiliates shall be treated as one plan for purposes of these limitations. If allocations to any of the defined contribution plans maintained by the Employer or any Affiliates on behalf of a Participant for any Limitation Year would cause the limitations set forth above to be exceeded, contributions under this Plan shall be reduced first to the extent necessary and then under any other defined contribution plans of the Employer or Affiliates.

         For purposes of this Section 5.4, all defined contribution plans maintained by the Employer shall be treated as one defined contribution plan.

         Notwithstanding any other provision of the Plan to the contrary, the total Annual Additions on behalf of a Participant for a Limitation Year shall not cause the sum of that Participant's defined contribution plan fraction and defined benefit plan fraction (as those terms are defined in Section 415(e) of the Code) to exceed 1.0. If the sum of such fractions would exceed 1.0 for any Limitation Year, the excess amount will be eliminated first by making appropriate adjustments under any defined benefit plan maintained by the Employer, then under this Plan and then under any other defined contribution plans maintained by the Employer or Affiliates.

         If the total Annual Additions on behalf of a Participant for a Limitation Year would exceed the limitations described herein as a result of a reasonable error in determining the amount of Before Tax Contributions that a Participant may make without violating the requirements of Section 5.3 or as a result of a reasonable error in estimating a Participant's compensation for purposes of this Section, the Post 1986 After Tax Contribution of the Participant, if any, and if necessary any excess Before Tax Contributions, may thereafter be distributed to the Participant to the extent that such distribution would reduce the excess Annual Additions as permitted under Section 415 of the Code. If Post 1986 After Tax Contributions are so distributed, such amounts shall be disregarded under Section 4.8 and 4.9. If Before Tax Contributions are so distributed, such amounts shall be disregarded under Section 4.6, 4.7 and 4.9 and for purposes of the limitations of
         Section 402(g) of the Code. If Before Tax Matched Contributions must be distributed, any Employer Matched Contribution allocated to a Participant's Account because of such Before Tax Matched Contributions shall be placed in a suspense account for the Participant and allocated during the next Plan Year. If after the distribution or placement in suspense of Before Tax Contributions, Post 1986 After Tax Contributions and Employer Matched Contributions, the Annual Additions would exceed the limitations described herein, discretionary contributions allocated to a Participant's Company Account shall be withdrawn from the Participant's Account and placed in a suspense account and will be allocated to all Participants eligible for a discretionary contribution in the next Plan Year.

5.5 No Rights Created by Allocation. Any allocation made and credited to the account of a Participant, Former Participant or Beneficiary under this Article shall not cause such Participant, Former Participant or Beneficiary to have any right, title or interest in or to any assets of the Trust Fund except at the time or tunes, and under the terms and conditions, expressly provided in this Plan.

                                   ARTICLE VI
                               PAYMENT OF BENEFITS

6.1 Retirement or Disability. If a Participant's employment is Terminated by reason of his Retirement or Disability, then such Participant shall be entitled to receive the entire amount credited to his Accounts in the manner and at the time provided in Sections 6.6 and 6.7.

6.2 Death. In the event that the Termination of employment of a Participant is caused by his death, or in the event that a Participant or Former Participant who is entitled to receive distributions pursuant to
         Section 6.1 or 6.3 dies prior to receiving the full amount of such distributions, the entire amount credited to his Accounts shall be paid to his Beneficiary in the manner and at the time provided in Sections
         6.6 and 6.7, but only after receipt by the Pension Committee of acceptable proof of death

6.3 Other Termination of Employment. If a Participant's employment is Terminated by reason of other termination of employment, then such Participant shall be entitled to receive the entire amount credited to his Before Tax Matched Account, Before Tax Supplemental Account, Rollover Account, Post 1986 After Tax Contribution Account, Pre 1987 After Tax Contribution Account, QNEC Account, Employer Matched Account and Company Account and the vested percentage of his HMI Company Regular Account and Raff-Hughes Company Regular Account, in the manner and at the time provided in Sections 6.6 and 6.7.

6.4 Vesting. A Participant shall have a fully vested and non-forfeitable interest in all of his Accounts other than his HMI Company Regular Account and Raff-Hughes Company Regular Account. A Participant's vested interest in his HMI Company Regular Account and Raff-Hughes Company Regular Account shall be determined in accordance with the following schedule:

         12 Month Period of Service                     Vested Percentage
         --------------------------                     -----------------
                  Less than 1                                    0%
                  1 but less than 2                             20%
                  2 but less than 3                             40%
                  3 but less than 4                             60%
                  4 but less than 5                             80%
                  5 or more                                    100%

         A Participant who is employed by the Employer or an Affiliate upon attainment of Normal Retirement Age shall be 100% vested in his HMI Company Regular Account and Raff-Hughes Company Regular Account.

6.5      Disposition of Forfeitures.

         (a) Cash-Out. Upon Termination of employment pursuant to Section 6.3, the vested percentage of a Participant's Accounts shall be distributed in accordance with Sections 6.6 and 6.7. The non-vested percentage of his HMI Company Regular Account and Raff-Hughes Company Regular Account shall be forfeited and used to reduce future Employer contributions as soon as administratively feasible following the earlier of (i) the distribution to the Participant of his vested Accounts, or
                  (ii) a Period of Severance equal to five consecutive years. A Participant whose vested interest in any of his Accounts upon Termination of employment is zero shall be deemed to have received a distribution of such amount.

         (b) Buy-Back. If the Terminated Participant resumes employment covered by the Plan prior to incurring a Period of Severance equal to five consecutive years and if he repays to the Plan prior to the earlier of five years after the date he is reemployed by the Employer or the date he has incurred a Break in Service equal to five consecutive years, the amount of the distribution, if any, he received from his Accounts under
                  Section 6.3 at his previous Termination of employment, then
                  (i) the repaid amount plus the amount forfeited from his previous HMI Company Regular Account and Raff-Hughes Company Regular Account shall become the beginning balance in his new Accounts and (ii) the Period of Service, if any, he completes following his reemployment shall be aggregated with his pre-Severance from Service Date Period of Service for purposes of determining his vested percentage in the amounts allocated to his Accounts prior to his Termination of employment. The restoration allocation first shall be made from Forfeitures otherwise available for the Plan Year of restoration. If Forfeitures are insufficient to allow for complete restoration, then the Employer shall make an additional contribution sufficient to restore the forfeited amounts. The additional Employer contribution shall not constitute an Annual Addition. In no event will a restoration of a Participant's non-vested percentage be made if the Participant returns after incurring a Period of Severance equal to five consecutive years. If the Terminated Participant is reemployed prior to incurring a Period of Severance equal to five consecutive years, but does not repay to the Plan the amount of distribution he received at his prior Termination of employment, if any, prior to the earlier of the date he incurs a Period of Severance equal to five consecutive years or five years after the date he is reemployed by the Employer, then a restoration allocation pursuant to this Section 6.5 shall not be made.

         (c) Deferred Distribution. Notwithstanding the foregoing, if a Participant does not elect to take an immediate distribution of his entire vested interest in his Account when he Terminates employment (pursuant to Section 6.6(d)), a Forfeiture of the nonvested portion of his HMI Company Regular Account or Raff-Hughes Company Regular Account shall not occur until the Participant has incurred a Period of Severance equal to five consecutive years. As of the end of the Plan Year in which the Participant Terminates employment, his HMI Company Regular Account or Raff-Hughes Company Regular Account shall be divided into two portions, one representing the Participant's vested percentage and the other representing the nonvested percentage. Both portions shall continue to be credited with Income pursuant to Section 5.2(a) until distributed or forfeited. If such a Participant returns prior to incurring a Period of Severance equal to five consecutive years, the vested and non-vested portions of his HMI Company Regular Account and Raff-Hughes Company Regular Account plus Income allocated thereto, shall become the beginning balance in his new HMI Company Regular Account and Raff-Hughes Company Regular Account. The Period of Service, if any, he completes following his reemployment, shall be aggregated with his pre-Severance from Service Date Period of Service for purposes of determining his new vested interest in the amounts allocated to such HMI Company Regular Account and Raff-Hughes Company Regular Account prior to his Termination of employment. If the Terminated Participant does not return prior to incurring a Period of Severance equal to five consecutive years, the nonvested portion of his HMI Company Regular Account and Raff-Hughes Company Regular Account, plus Income allocated thereto, shall be forfeited and used to reduce contributions pursuant to Section 5.2(d) as soon as administratively feasible after the end of the year in which his Period of Severance equal to five consecutive years occurs.

                  If the Terminated Participant does not receive a distribution of the vested percentage of his Accounts and does not return to the employ of the Employer prior to incurring a Period of Severance equal to five consecutive years, any amounts held under a Participant's HMI Company Regular Account and Raff-Hughes Company Regular Account that are not forfeited, that are attributable to the Participant's service prior to the Period of Severance equal to five consecutive years and that are not distributed, shall be fully vested and nonforfeitable at all times notwithstanding any other provisions of this Plan.

6.6      Time of Payment of Benefits.

         (a) Subject to subsection (d), a distribution to a Participant of his Accounts due to Retirement or Disability pursuant to
                  Section 6.1 shall be made as soon as administratively feasible following receipt by the Pension Committee of the appropriate notice and shall be valued as of the last completed Valuation Date preceding the distribution.

         (b) Distribution of a Participant's Accounts, payable on account of the death of a Participant or Former Participant pursuant to Section 6.2, shall be distributed as soon as administratively feasible following the earlier of (i) receipt by the Pension Committee of the appropriate form; or (ii) the end of the three-month period commencing on the date the Pension Committee is notified of such death but no later than December 31 of the year which includes the fifth anniversary of the Participant's death. The distribution shall be valued as of the last completed valuation preceding the distribution. However, if such distribution had already commenced in the form of payments over a period permitted under Section 6.7, the remaining benefits may be distributed over such period, at least as rapidly as payments were made to the Participant. Notwithstanding the foregoing, if a Participant or Former Participant's Beneficiary is the surviving Spouse, then a distribution on account of the death of the Participant or Former Participant must commence no later than December 31 of the calendar year in which the Participant or Former Participant would have attained age 70-1/2, valued as of the last completed valuation date preceding the distribution.

         (c) Subject to subsection (d) of this Section 6.6, a distribution to a Participant of the vested percentage of his Accounts payable on account of other Termination of employment pursuant to Section 6.3, shall be made as soon as administratively feasible following receipt by the Pension Committee of the appropriate form and shall be valued as of the last completed valuation preceding the distribution.

         (d) If the vested percentage of a Participant's Accounts exceeds $3,500 (determined at any time), no distribution from a Participant's Accounts may be made prior to a Participant's Normal Retirement Date (other than as a result of death) without obtaining the Participant's consent, as may be required by the Code and applicable regulations thereunder, to such distribution being made prior to his Normal Retirement Date. If the Former Participant does not consent to such distribution, benefits shall remain in the Trust Fund and shall continue to receive Income allocations pursuant to
                  Section 5.2(a) and shall not be distributed to the Participant (or his Beneficiary) until receipt by the Pension Committee of the appropriate distribution request form, valued as of the completed valuation date preceding the filing of such form, subject to Section 6.6(f).

                  No such consent shall be valid unless the Participant has been furnished not more than 90 days nor less than 30 days prior to the date as of which the distribution is to be made with notice of his right to defer the distribution until the Participant attains his Normal Retirement Date and a statement as to the effect of such a deferral on the Former Participant's rights under the Plan. Notwithstanding this minimum notice period, a

                  Participant may, after being advised of his right to defer the distribution and of his right to consider his distribution options for a minimum of 30 days, elect in writing to the Pension Committee to waive the 30 day minimum period between receipt of such notice and the distribution.

         (e) Notwithstanding any other provision of this Plan to the contrary, unless the Participant or Former Participant elects otherwise, payment of benefits under this Plan shall commence not later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs: (a) the Participant or Former Participant attains age 65; (b) the tenth (10th) anniversary of the Plan Year in which the Participant or Former Participant commenced participation in the Plan; or (c) the Termination of the Participant's service with the Employer.

         (f) Distribution of a Participant's Accounts, following his attainment of age 70-1/2, must commence no later than April 1 of the calendar year following the calendar year in which the Participant or Former Participant attains age 70-1/2. The foregoing shall not apply to any Participant who (i) has attained age 70-1/2 before January 1, 1988 and (ii) is not a five percent (5%) owner of the Employer, as defined in Section 416(i)(B) of the Code at any time during the Plan Year ending with or within the calendar year in which he attains age 66-1/2 and any subsequent Plan Year. Distribution shall be made in accordance with the minimum distribution requirements under Section 401(a)(9) of the Code that is incorporated by reference including the regulations issued pursuant thereto and shall be made in accordance with the minimum distribution incidental benefit requirements under Prop. Treas. Reg. 1.401(a)(9)-2.

6.7 Mode and Method of Payment of Benefits. Any amount to which a Participant, Former Participant or Beneficiary shall become entitled to hereunder shall be distributed in cash in accordance with one of the following forms of distribution as elected by the Participant.

         (a) Equal quarterly or annual installments over a period of time not to exceed the life expectancy of the Participant, or the joint life expectancy of the Participant and his Beneficiary.

         (b) Equal quarterly or annual installments over a period of 10 years.

         (c)      Single lump sum payment.

         Notwithstanding the foregoing, a Participant who previously participated in Merged Plan II and for whom amounts were transferred from Merged Plan II to this Plan shall be subject to the provisions of Merged Plan II, as set forth in Exhibit A to the Plan.

         Notwithstanding the foregoing, a distribution made under this Section
         6.7 for the sole purpose of satisfying the requirements set forth in
         Section 6.6(f), shall be made in a lump sum.

         All distributions shall satisfy the incidental death limitations of
         Section 401(a)(9)(G) of the Code, including the maximum distribution incidental benefit requirement and the pre-retirement incidental benefit requirement as set forth in Treas. Reg. 1.401-1(b)(ii) by payment in a lump sum.

6.8 Designation of Beneficiary. Each Participant or Former Participant from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are to be paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be made on a form prescribed by the Pension Committee and will be effective only when filed with it during the Participant's or Former Participant's lifetime. Each Beneficiary designation filed with the Pension Committee will cancel all Beneficiary designations previously filed with it by that Participant or Former Participant. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary. In the case of a Participant who participated in the TAG Savings Plan immediately before the Effective Date or whose accounts were transferred to this Plan from the TAG Savings Plan pursuant to
         Section 3.8, a Beneficiary designation made by the Participant pursuant to the terms of the TAG Savings Plan shall be treated as a Beneficiary designation made under this Plan.

         Notwithstanding the foregoing, the surviving Spouse of a Participant or Former Participant shall be deemed to be the Participant's or Former Participant's designated Beneficiary, and shall be entitled to receive in a lump sum any distribution on account of the Participant's or Former Participant's death, unless the Participant or Former Participant designates a Beneficiary other than the surviving Spouse and such surviving Spouse consents irrevocably in writing to the designation of such Beneficiary and the Spouse's consent acknowledges the effect of such designation and is witnessed by a notary public. The requirements of this paragraph may be waived if it is established to the satisfaction of the Pension Committee that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation.

         In the event that the Participant failed to designate a Beneficiary or is predeceased by all designated primary and contingent beneficiaries, death benefits under this Plan shall be payable to his surviving Spouse, if any, and if none to the Participant's estate.

6.9 Withdrawals. A Participant may make withdrawals from his Accounts, valued as of the last Valuation Date. In no event may a Participant make withdrawals more frequently than twice in any Plan Year.

         (a) Hardship Withdrawal. A Participant may withdraw: (i) up to 100% of the value of his Before Tax Contributions; (ii) Income allocated to his Before Tax Matched and Before Tax Supplemental Accounts as of December 31, 1988; and (iii) up to 100% of his Employer Matched Account, Rollover Account and Company Account on account of an immediate financial hardship as defined below.

                  A withdrawal in the case of an immediate financial hardship shall only be permitted if it is not in excess of the amount of the immediate and heavy financial need of the Participant, as evidenced in documentation that is satisfactory to the Pension Committee and if the Pension Committee determines that the withdrawal is necessary in light of immediate and heavy financial needs of the Participant due to:

                  (A) medical expenses described in Section 213(d) of the Code and incurred by the Participant, his Spouse, or any of the Participant's dependents (as defined in Section 152 of the Code), or expenses necessary for these individuals to obtain medical care described in
                           Section 213(d) of the Code, as long as such expenses are ineligible for reimbursement under any health care plans and as long as the Participant submits the expense for a hardship withdrawal within six months of the date the medical service was rendered or purchased;

                  (B) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

                  (C) the payment of tuition and related educational fees for the next twelve-months of post-secondary education for the Participant, his Spouse, children or dependents (as defined in Section 152 of the Code); or

                  (D) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                  The Participant may request that any hardship distribution shall be increased by the amount the Pension Committee reasonably determines to be the tax liability (Federal, state, or local) the Participant will incur because of the distribution but not in excess of the Participant's Account balance.

                  Withdrawals due to financial hardship shall be permitted only if the following conditions are satisfied:

                  (1) The Participant shall have obtained all other withdrawals and nontaxable loans, if any, available to him under the Plan and under all other Employer plans;

                  (2) If a Participant makes a hardship withdrawal under subsection (a)(i) or (a)(ii), the Employer shall be precluded from making Before Tax Contributions and Employer Matched Contributions on the Participant's behalf and the Employee shall be prohibited from making Post 1986 After Tax Contributions to this Plan and employee contributions to all other plans of the Employer coincident with or next following the date that is 12 months from the date on which the withdrawal is received by the Participant. All other plans of the Employer shall mean all qualified and nonqualified plans of deferred compensation maintained by the Employer, including any of the Merged Plans under which voluntary Employee after-tax contributions were permitted. A Participant whose participation in the Plan is suspended shall be required to reenroll in the Plan at the end of the suspension period in order to resume Before Tax Contributions and Post 1986 After Tax Contributions to the Plan; and

                  (3) If a Participant makes a hardship withdrawal under subsection (a)(i) or (a)(ii), the Employer shall not make, and the Participant shall not authorize the Employer to make, Before Tax Contributions on the Participant's behalf for the Plan Year immediately following the Plan Year of such withdrawal in an amount in excess of the applicable dollar limitation imposed by Section 4.1(a)(iii) (and as described in Section 402(g) of the Code), reduced by the amount of the Participant's Before Tax Contributions in the Plan Year in which such withdrawal is made.

         (b) Withdrawal of Post 1986 and Pre 1987 After Tax Contribution Accounts. A Participant may make a withdrawal from his Post 1986 After Tax Contribution Account and Pre 1987 After Tax Contribution Account for any reason, including Income attributable to such Account.

         (c)      Attainment of Age 59-1/2. Except as provided in subsection
                  (d)(1), a Participant may withdraw up to 100% of the vested percentage of all his Accounts, including Income attributable to such Accounts, for any reason upon attainment of age 59-1/2.

         (d) General Rules. The withdrawals under this Section 6.10 shall be subject to the following requirements:

                  (1) In no event may a Participant make a withdrawal from his QNEC Account, HMI Company Regular Account, or Raff-Hughes Company Regular Account.

                  (2) Only two withdrawals in any Plan Year shall be permitted.

                  (3) A request for a withdrawal shall be processed as soon as administratively feasible following receipt of the withdrawal request by the Pension Committee.

                  (4) The minimum amount allowable for withdrawal shall be $300.00; provided, however, that a Participant may make a hardship withdrawal in accordance with Section 6.10(a) in an amount less than $300.00.

                  (5) The amount available for withdrawal shall be determined as of the Valuation Date preceding the withdrawal, but in no event may a Participant withdraw more than the amount then standing in the applicable account as of the date of withdrawal.

                  (6) A withdrawal shall be charged to the Participant's investment fund(s) on a pro-rata basis.

         (e) Processing of Withdrawals. All withdrawals shall be processed on a pro-rata basis from the funds in which a Participant's Accounts are invested, in the following order:

                  (1) Pre 1987 After Tax Contribution Account attributable to Pre 1987 After Tax Contributions.

                  (2) The remaining portion of a Participant's Pre 1987 After Tax Contribution Account and the entire Post 1986 After Tax Contribution Account of a Participant.

                  (3)      The Participant's Employer Matched Contribution
                           Account.

                  (4)      The Participant's Company Contribution Account.

                  (5)      The Participant's Rollover Contribution Account.

                  (6) Amounts attributable to Before Tax Matched and Before Tax Supplemental Contributions and Income allocated to a Participant's

                           Before Tax Matched and Before Tax Supplemental Contribution Accounts as of December 31, 1988.

6.10 Loans to Participants. The Pension Committee may direct the Trustee to lend a Participant an amount not in excess of the lesser of (i) 50% of his vested Accounts or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balances of all other loans from the Plan during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made), determined as of the last completed valuation coincident with or immediately preceding the date the Participant applies for the loan. A Participant may have only one loan outstanding at any time. Subject to the rules of the Pension Committee as set forth below, the Trustee, upon application by a Participant, may make a loan to such Participant for any purpose.

         In addition to such rules as the Pension Committee may adopt, all loans shall comply with the following terms and conditions:

         (a) An application by a Participant for a loan from the Plan shall be made to the Pension Committee whose action thereon shall be final.

         (b) The period of repayment for any loan shall be arrived at by mutual agreement between the Pension Committee and the borrower, but such period shall not exceed five years except for loans used to acquire the Participant's principal residence. Loans used to acquire a Participant's principal residence shall not exceed ten (10) years. All loan terms shall be in multiples of one year. Repayment of interest and principal shall be according to a substantially level amortization schedule of payments beginning with the first payroll period following receipt of the loan. Repayment of interest and principal shall be by payroll deduction, except for those Participants who are not receiving a paycheck or who are laid off with recall rights, with respect to whom a loan repayment check shall be due in accordance with the amortization schedule in effect. Loans may be prepaid in full at any time without penalty; provided, however, that a Participant must wait three months before requesting another loan. Loan repayments shall be allocated to a Participant's Accounts on a pro-rata basis to those Accounts from which the loan was distributed as set forth in Section 6.11(j) below and shall be invested pursuant to a Participant's current investment elections.

         (c) Each loan shall be made against collateral being the assignment of the borrower's right, title and interest in and to the Trust Fund to the extent of the borrowed amount, supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

         (d) Subject to the regulations of the U.S. Department of Labor, each loan shall bear interest equal to the prime lending rate of the Bank of New York in effect on Monday of the week in which the loan was approved or such other rate determined by the Pension Committee.

         (e)      The minimum amount available for any loan is $1,000.00.

         (f) The procedure to be followed by a Participant in applying for a loan shall be determined by the Pension Committee and documented by a duly approved set of rules of the Pension Committee. Such rules shall be attached to and shall be deemed to be a part of the Plan as Exhibit B. Prior to January 1, 1991, loans with respect to Merged Plan III and prior to January 1, 1992, loans with respect to Merged Plans IV and V, were determined in accordance with the procedures set forth in Exhibits B, C and D applicable to such Plans, which are incorporated herein by reference. Loans with respect to any amounts transferred to this Plan from the TAG Savings Plan attributable to the Raff-Hughes Plan were determined in accordance with the procedure set forth in Exhibit C, which is incorporated herein by reference.

         (g) A loan shall not be made in an amount that would result in a payroll deduction for the Participant greater than the amount of the Participant's net pay (after all other deductions).

         (h) In the event of (i) default on the loan or (ii) the Participant's Termination of employment prior to repayment of the entire loan balance, the Participant shall have the option to repay the remaining loan balance in full no later than two weeks (three months, effective for loans outstanding on or after December 31, 1993) following the Participant's Termination of employment. If the loan is not repaid, there shall be distributed to the Participant upon his Termination of employment the sum of (i) the value of the Participant's Accounts without regard to the amount of any outstanding loan (including any accrued interest thereon) plus (ii) the Participant's promissory note. Notwithstanding the foregoing, if the sum of (i) and (ii) exceeds $3,500, then such amount shall be distributed to the Participant only in accordance with Section 6.6(d) hereof. If the Participant does not consent to take a full distribution of the sum of (i) plus
                  (ii), there shall be distributed to the Participant the promissory note and the remaining value of the Participant's Accounts shall be distributed in accordance with Section 6.6(d).

                  For purposes of this Section 6.11, default means a Participant's failure to repay the loan when due in accordance with the procedures outlined in subsection (b) hereof.

         (i) Notwithstanding anything herein to the contrary, the Pension Committee may direct the Trustee to lend a Former Participant who is a "party in interest" as that term is defined in
                  Section 3(14) of ERISA, an amount not to exceed the amount set forth in the first paragraph of Section 6.11. In such case, the rules set forth in Section 6.11 shall apply to such loan, provided, however, that repayment of such loan shall not be by payroll deduction. Repayment shall be made by the Former Participant by check or money order payable to the Trustee, based on a monthly repayment schedule established by the Pension Committee when the Former Participant makes application for the loan

         (j) All loans shall be processed on a pro-rata basis from the funds in which a Participant's Accounts, other than the Investment Fund holding Acordia Stock, are invested, in the following order:

                  (1) Amounts attributable to a Participant's Before Tax Contribution Accounts.

                  (2) Amounts attributable to a Participant's vested HMI Company Regular Account or vested Raff-Hughes Company Regular Account.

                  (3)      Amounts attributable to a Participant's Company
                           Account.

                  (4)      Amounts attributable to a Participant's Rollover
                           Account.

                  (5) Amounts attributable to a Participant's Post 1986 After Tax Contribution Account.

                  (6) Amounts attributable to a Participant's Pre 1987 After Tax Contribution Account.

         (k) All loans shall comply with the Plan's Participant Loan Procedures adopted from time to time by the Pension Committee, which shall be deemed to constitute a part of this Plan

6.11 Direct Rollover Option. (Effective for distributions made on or after January 1, 1993) A distributee may elect, at the time and in the manner prescribed by the Employer, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. For purposes of this paragraph, the following terms shall be defined as follows:

         (a) An "eligible rollover distribution" is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

         (b) An "eligible retirement plan" is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

         (c) A "distributee" includes an Employee or Former Employee. In addition, the Employee's or Former Employee's surviving spouse and the Employee's or Former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

         (d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE VII
                                   TRUST FUND

7.1 Exclusive Benefit of Eligible Employees and Beneficiaries. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants, Former Participants and Beneficence and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer. Except as provided in Sections 4.4 or 12.2 or as otherwise permitted by law, the assets of the Trust Fund shall not revert to or inure to the benefit of the Employer.

7.2      Investment Directions by Participants.

         (a) Investment Funds. All Accounts will be invested in the common Investment Funds that the Pension Committee may designate from time to time. The respective assets of each Investment Fund will be accounted for separately from those of each other Investment Fund and will be invested in accordance with the objectives prescribed by the Pension Committee. A portion of an Investment Fund may be invested in short-term securities issued or guaranteed by the United States of America or any of its agencies or instrumentalities or any other investments of a short-term nature, including corporate obligations or participation therein, and through the medium of any common, collective, or commingled trust fund maintained by the Trustee which is invested principally in property of the kind specified in this subsection. A portion of an Investment Fund may be maintained in cash.

         (b)      Participant Direction (Prior to 1994.)

                  (i) Future Contributions. A Participant may direct the investment of future contributions to his Accounts among the Investment Funds. A Participant may elect to change the manner in which future contributions to his Accounts are invested effective as of the first pay date in the following month, upon written notification to the Pension Committee no later than the 20th day of the month immediately preceding that month (or such other date as established by the Pension Committee); provided that, unless the Pension Committee determines otherwise, in no event shall a Participant be permitted to make another change regarding investment of future contributions under this Section more frequently than once every three months.

               (ii) Rollover Contributions. A Participant for whom amounts are rolled over to the Plan pursuant to
                           Section 4.10 shall make a separate election with respect to the initial investment of those amounts.

              (iii) Current Accounts. A Participant may, effective as of the last day of any calendar month elect to reallocate the value of all of his Accounts (in accordance with a single election to be applied uniformly to all of his Accounts) among the Investment Funds, in multiplies of ten percent (10%) by giving written notice to the Pension Committee no later than the 20th day (or such other date as the Pension Committee may determine) of that month. The Pension Committee may, on a uniform and nondiscriminatory basis, adopt such rules and procedures as it deems necessary to limit the frequently with which Participants may reallocate the value of these Accounts; provided that, unless the Pension Committee determines otherwise, in no event shall a Participant be permitted to make such a reallocation of Accounts under this Section more frequently than once every three months.

               (iv) Raff-Hughes Participants. Participants who elected to have amounts transferred on their behalf to this Plan from the Raff-Hughes Plan may, effective as of any June 30 or December 31, elect to invest the transferred amounts among the Investment Funds in percentages of ten percent (10%).

                (v) Robinson-Conner Participants. Prior to the merger of the Robinson-Conner Plan with this Plan, effective January 1, 1992, each Participant who was a participant in the Robinson-Conner Plan and whose accounts in the Robinson-Conner Plan were invested in life insurance policies, was permitted to designate by December 20, 1991, one of the following three options for disposition of those policies;

                           (a) Cancellation of existing policies, upon which the cash surrender value of the policy was added to the Participant's Accounts;

                           (b) Purchase by the Participant of existing policies equal to the fair market value plus any premium deficit;

                           (c) Distribution of existing policies to the Participant.

                           Any Participant who failed to make a written election by December 20, 1991, was deemed to have elected option (a). Subsequent to disposition of the policies, Participants were offered the investment opportunities set forth in this Section for investment of their Accounts held under this Plan.

               (vi) Failure to Direct Investments. In the event that a Participant fails to make an investment election, the Trustee shall invest his Accounts in an Investment Fund designated from time to time by the Pension Committee.

         (c)      Participant Direction (After 1991).

                  (i) Future Contributions. A Participant may direct the investment of future contributions to his Accounts among the Investment Funds by providing notice to the Pension Committee in the manner and subject to the procedures specified by the Pension Committee. A Participant may elect to change the manner in which future contribution to his Accounts are invested as of any business day, but not more than once each calendar month, by providing notice to the Pension Committee in the manner and subject to the procedures specified by the Pension Committee.

                  (ii) Existing Accounts. A Participant may, effective as of any business day, elect to reallocate the value of all of his Accounts in the Plan (in accordance with a single election to be applied uniformly to all of his Accounts), in multiplies of ten percent (10%) among the Investment Funds, by giving notice to the Pension Committee in the manner and subject to the procedures specified by the Pension Committee. The Pension Committee may, on a uniform and nondiscriminatory basis, adopt such rules and procedures as it deems necessary to limit the frequency with which Participants may reallocate the value of their Accounts.

                  (iii) Effective Date of Investment Elections. Notwithstanding the foregoing, the Pension Committee is not obligated to effect investment election changes as of the business day the Participant gives notice of the change to the Pension Committee; the Pension Committee is only obligated to apply its best efforts to effectuate the Participant's investment election as soon as administratively feasible.

                  (iv) Failure to Direct Investments. In the event that a Participant fails to make an investment election, the Trustee shall invest his Accounts in an Investment Fund designated from time to time by the Pension Committee.

         (d) Effect of Participant Direction on Fiduciaries. When a Participant exercises his option to direct the investment of his Accounts in accordance with this Section, then to the extent permitted by ERISA, no person who is otherwise a fiduciary under the Plan shall be liable under ERISA for any loss, or by reason of any breach, that results from the Participant's exercise of that option.

7.3      Acordia Stock.

         (a) Limitation on Acordia Stock Investment. Notwithstanding any other provisions of the Plan, the following rules shall apply with respect to the investment of a Participant's Accounts in Acordia Stock:

                  (1) As of the Effective Date, in accordance with rules prescribed by the Pension Committee, a Participant may direct the investment of up to 20% of the total amount in his Accounts as of August 31, 1992 into Acordia Stock;

                  (2) The maximum amount of future contributions to a Participant's Accounts that may be invested in Acordia Stock shall be 20%; and

                  (3) The maximum amount of a Participant's Accounts that may be reallocated to Acordia Stock shall be an amount, which when added to amounts already invested in Acordia Stock, results in no more than 20% of the total of a Participant's accounts being invested in Acordia Stock.

         (b) Voting Rights. Each Participant (or Beneficiary of a deceased Participant) is designated, for purposes of this Section 73(b), a "named fiduciary" (within the meaning of ERISA) with respect to the shares of Acordia Stock held in his Accounts, and he shall have the right to direct the Trustee with respect to the voting of the shares of Acordia Stock held in his Accounts on each matter brought before any meeting of shareholders; provided that the right shall only apply with respect to shares of Acordia Stock held in the Participant's Accounts as of the most recent Valuation Date coincident with or preceding the applicable record date. Before each meeting of shareholders, the Company shall cause to be furnished to each Participant (or Beneficiary of a deceased Participant) a copy of the proxy solicitation material. At least 10 days prior to the date of the shareholders' meeting at which such voting rights will be exercised, the Participant (or Beneficiary) may complete and file with the Trustee a written direction, in the form and manner prescribed by the Pension Committee, as to how the shares of Acordia stock held in his Accounts shall be voted. Upon timely receipt of the directions, the Trustee shall vote as directed the number of shares (including fractional shares) of Acordia Stock held in the Participant's Accounts, and the Trustee shall have no discretion as to the manner. The instructions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Pension Committee or officers or employees of the Company or any Employer or Affiliate. The Pension Committee, in its discretion, shall direct the Trustee as to the voting of any shares of Acordia Stock held in the Plan for which the Trustee has not received a specific direction from a Participant (or Beneficiary).

         (c) Response to Tender Offers. Each Participant (or Beneficiary of a deceased Participant) is designated, for purposes of this
                  Section 7.3(c), a "named fiduciary" (within the meaning of ERISA) with respect to the shares of Acordia Stock held in his Accounts, and he shall have the right to direct the Trustee as to how to respond with respect to those shares to a tender offer or to any other offer made to shareholders generally to purchase, exchange, redeem, or otherwise transfer shares; provided that the right shall only apply to the Acordia Stock held in the Participant's Account as of the Valuation Date coincident with or immediately preceding the first day for delivering shares or otherwise responding to the tender offer or other offer. At least 10 days prior to the last date for delivering shares or otherwise responding to the tender offer or other offer, the Participant or Beneficiary may complete and file with the Trustee a written direction in the form and manner prescribed by the Pension Committee. Upon timely receipt of a written direction to deliver the shares of Acordia Stock in the Participant's Accounts in response to the tender or other offer, the Trustee shall deliver the shares to which the direction applies. The Trustee shall not deliver, in response to the tender or other offer, any shares as to which the Trustee has received a direction from a Participant (or Beneficiary) not to deliver the shares. The directions received by the Trustee from Participants (or Beneficiaries) shall be held by the Trustee in confidence and shall not be divulged or released to any person, including the Pension Committee or officers or employees of the Company or any Employer or Affiliate. The Pension Committee, in its discretion, shall direct the Trustee as to how to respond to the tender or other offer with respect to any shares of Acordia Stock held in the Plan for which the Trustee has not received a specific direction from a Participant (or Beneficiary).

7.4 Special Rules Applicable to Persons Subject to Section 16(b) of the Securities Exchange Act of 1934. Notwithstanding any other provisions of the Plan, the following special rules shall apply to Participants or former Participants who are subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934 ("Insiders"):

         (a) If an Insider completely suspends the authorization of future Before Tax Contributions and/or post-1986 After Tax Contributions that are to be invested in Acordia Stock, then until the day after six months from the date of that suspension the Insider shall not be permitted to:

                  (i) Once again authorize the investment of future Before Tax Contributions and/or post-1986 After Tax Contributions in Acordia Stock; or

                  (ii) Reallocate the investment of amounts held in his Accounts into Acordia Stock pursuant to Section 7.2.

         (b) At the option of the Insider, an Insider may make a withdrawal from his Accounts under Section 6.10 under the procedures set forth in (i) or (ii):

                  (i) If the withdrawal will result in a reduction in the number of shares of Acordia Stock in his Accounts, the withdrawal must be made pursuant to an election that becomes irrevocable at least six months prior to the date of receipt of the withdrawal. If the withdrawal is made, then until the day after the six-months from the Insider's receipt of the withdrawal, the Insider shall not be permitted to:

                           (A)      once again authorize or continue to
                                    authorize the investment of any future
                                    Before Tax Contributions and/or post-1986
                                    After Tax Contributions to the Plan to be invested in Acordia Stock; or

                           (B) reallocate the investment of amounts held in his Accounts into Acordia Stock pursuant to
                                    Section 7.2.

                  (ii) An Insider may make a withdrawal from his Accounts under Section 6.10 other than pursuant to the six-month irrevocable election described in subparagraph (i) only if the withdrawal does not result in a reduction in the number of shares of Acordia Stock in his Accounts. If the withdrawal is made, the Insider's ability to authorize investment of future Before Tax Contributions and/or post-1986 After Tax Contributions to the Plan to be invested in Acordia Stock or to reallocate the investment of amounts held in his Accounts into Acordia Stock shall not be affected.

         (c)      (i)      An Insider may elect to reallocate amounts held
                           in his Accounts pursuant to Section 7.2 in a manner that would increase or decrease the number of shares of Acordia Stock in his Accounts only pursuant to an election that becomes irrevocable at least six months prior to date as of which the reallocation would be effective.

                  (ii) At the option of the Insider, the six-month prior irrevocable election described in subparagraph (i) shall not be required with respect to elections pursuant to Section 7.2 to reallocate the investment of amounts held in his Accounts that will result in an increase or decrease in the number of shares of Acordia Stock in his Accounts if such elections are made during the quarterly window period described in the following sentence. The quarterly window period shall be the period beginning on the third business day that begins following the date of release to the public of quarterly or annual statements of sales and earnings on each March 31, June 30, September 30, and December 31, respectively, and ending on the 12th business day following such release. The foregoing option shall not be available if any such election to reallocate the investment of amounts held in his Accounts pursuant to Section 7.2 has been made during the six-month period ending on the date on which the most recent such election would have been effective.

         (d) None of the special rules described in this Section shall preclude the Trustee from using cash dividends paid on Acordia Stock to purchase additional shares of such stock for any Insider.

         (e) The restrictions imposed under Section 7.4(a)(i) above shall not apply if the reason an Insider has suspended future Before Tax Contributions and/or post-1986 After Tax Contributions to the Plan is because he has reached the limit on such contributions set forth in Section 402(g) of the Code or because the Pension Committee has taken action pursuant to
                  Section 4.6.

         (f) The provisions of this Plan are intended to comply with all applicable provisions of Rule 16(b)-3 of the Securities Exchange Act of 1934 and its successors with respect to Insiders. To the extent any provision of the Plan or action by the Pension Committee on behalf of an Insider fails to so comply, such provision action shall be deemed null and void to the extent permitted by law and deemed advisable by the Pension Committee.

         (g) Any amendment affecting the ability of an Insider to authorize the investment of contributions to his Accounts in Acordia Stock, reallocate the investment of amounts held in his Accounts into or out of Acordia Stock, or otherwise to affect voluntarily the amount of Acordia Stock held in his Accounts shall be effective with respect to Insiders no earlier than the day after six months from the effective date of the last such amendment under the Plan, unless that amendment must be effective earlier to comply with the requirements of ERISA or the Code.

                                  ARTICLE VIII
                                 ADMINISTRATION

8.1 Duties and Responsibilities of Fiduciaries; Allocation of Responsibility Among Fiduciaries for Plan and Trust Administration. A Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under this Plan or the Trust. In general, the Employer, shall have the sole responsibility for making the contributions provided for under Section
         4.1. The Board of Directors shall have the sole authority to appoint and remove the Pension Committee and to amend or terminate, in whole or in part, this Plan or the Trust. The Pension Committee shall have the sole responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust and the right to appoint and remove the Trustee and any Investment Manager which may be provided for under the Trust and to designate investment and funding policies under which the Trustee and any Investment Manager shall act. Except as provided in the Trust agreement and within the scope of any funding and investment policies designated by the Pension Committee, the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust. It is intended that each Fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under this Plan and the Trust and generally shall not be responsible for any act or failure to act of another Fiduciary. A Fiduciary may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and as a member of the Pension Committee).

8.2 Allocation of Duties and Responsibilities. The Pension Committee may designate in writing persons other than its members to carry out any of its duties and responsibilities. Any duties and responsibilities thus allocated must be described in the written instrument. If any person other than an Eligible Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities thus allocated to him. All such instruments shall be attached to, and shall be made a part of, the Plan.

8.3 Expenses. The Employer shall pay all expenses authorized and incurred by the Pension Committee in the administration of the Plan except to the extent such expenses are paid from the Trust.

8.4      Claims Procedure.

         (a) Filing of Claim. Any Participant, Former Participant or Beneficiary under the Plan ("Claimant"), may file a written claim for a Plan benefit with the Pension Committee or with a person named by the Pension Committee to receive claims under the Plan.

         (b) Notification on Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Claimant, he shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. This written notification shall be given to a Claimant within 90 days after receipt of his claim by the Pension Committee unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate.

         (c) Right of Review. In the event of a denial or limitation of benefits, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Pension Committee issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Pension Committee provided, however, that such written request must be received by the Pension Committee (or his delegate to receive such requests) within sixty days after receipt by the Claimant of written notification of the denial or limitation of the claim. The sixty day requirement may be waived by the Pension Committee in appropriate cases.

         (d)      Decision on Review.

                (i) A decision shall be rendered by the Pension Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial 60 day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review.

               (ii) Notwithstanding subparagraph (i), if the Pension Committee specifies a regularly scheduled time at least quarterly to review such appeals, a Claimant's request for review will be acted upon at the specified time immediately following the receipt of the Claimant's request unless such request is filed within 30 days preceding such time. In such instance, the decision shall be made no later than the date of the second specified tune following the Pension Committee's receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third specified time of the Pension Committee following the receipt of such request for review and written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.

              (iii) Any decision by the Pension Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

8.5 Records and Reports. The Pension Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' account balances and the percentage of such account balances which are nonforfeitable under the Plan; notifications to Participants; and annual reports and registration with the Internal Revenue Service.

8.6 Other Powers and Duties. The Pension Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

         (a) discretion to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

         (b) to prescribe procedures to be followed by Participants, Former Participants or Beneficiaries filing applications for benefits;

         (c)      to prepare and distribute information explaining the Plan;

         (d) to receive from the Employer and from Participants, Former Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

         (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

         (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustees;

         (g) to appoint or employ advisors including legal and actuarial counsel to render advice with regard to any responsibility of the Pension Committee under the Plan or to assist in the administration of the Plan; and

         (h) to determine the status of qualified domestic relations orders under Section 414(p) of the Code.

         The Pension Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for a benefit under the Plan.

8.7 Rules and Decisions. The Pension Committee may adopt such rules as it deems necessary, desirable, or appropriate. All rules and decisions of the Pension Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Pension Committee shall be entitled to rely upon information furnished by a Participant, Former Participant or Beneficiary, the Employer, the legal counsel of the Employer or the Trustee.

8.8 Authorization of Benefit Payments. The Pension Committee shall issue proper directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

8.9 Application and Forms for Benefits. The Pension Committee may require a Participant, Former Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Pension Committee may rely upon all such information so furnished to it, including the Participant's, Former Participant's or Beneficiaries current mailing address.

8.10 Facility of Payment. Whenever, in the Pension Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Pension Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Pension Committee may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable, which shall be a complete discharge of any liability of the Plan to the Participant or Beneficiary.

8.11 Indemnification. The Employer shall indemnity each individual who is an officer, director or Employee of the Employer and who may be called upon or designated to perform fiduciary duties or to exercise fiduciary authority or responsibility with respect to the Plan and shall save and hold him harmless from any and all claims, damages, and other liabilities, including without limitation all expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement and actually and reasonably incurred by him in connection with any action, suit or proceeding, resulting from his alleged or actual breach of such duties, authority or responsibility, whether by negligence, gross negligence or misconduct, to the maximum extent permitted by law, provided, however, that this indemnification shall not apply with respect to any actual breach of such duties, authority or responsibility, if the individual concerned did not act in good faith and in the manner he reasonably believed to be in (or not opposed to) the best interest of the Employer, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

8.12 Resignation or Removal of the Pension Committee. A Pension Committee member may resign at any time by giving ten days' written notice to the Employer and the Trustee. The Board of Directors may remove any member of the Pension Committee by giving written notice to him and the Trustee. Any such resignation or removal shall take effect at a date specified on such notice, or upon delivery to the Pension Committee if no date is specified.

8.13 Notices and Forms. The Pension Committee, at its discretion may establish procedures for the submission to the Pension Committee by the Participants of the elections, designations and applications required of Participants, Former Participants and Beneficiaries by the Plan. With reasonable notice to the Participants, Former Participants and Beneficiaries, as appropriate, the Pension Committee may establish procedures for the submission of written elections, designations and applications, including applications, for a loan, withdrawal or distribution, or may provide that any of such elections, designations and applications may be made by an interactive voice response system.

         The Pension Committee, at its discretion, may also direct that the Participant, Former Participant or Beneficiary shall direct any election, designation or application to the recordkeeper for the Plan named from time to time by the Pension Committee.

                                   ARTICLE IX
                                  MISCELLANEOUS

9.1 No Guarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Eligible Employee, or as a right of any Eligible Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Eligible Employees, with or without cause.

9.2 Rights to Trust Assets. No Eligible Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon Termination of his employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Eligible Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund.

9.3 No Alienation of Benefits. Except as may be permitted by law, and except as may be required or permitted by a qualified domestic relations order as defined in Section 414(p) of the Code, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Eligible Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder.

         Benefits payable to an alternate payee pursuant to a qualified domestic relations order under Section 414(p) of the Code shall be paid immediately in a lump sum, except that if the benefit payable to the alternate payee exceeds $3,500, the benefit shall not be distributed immediately without the alternate payee's consent.

9.4 Discontinuance of Employer Contributions. In the event of permanent discontinuance of contributions to the Plan by the Employer, the accounts of all Participants shall become fully-vested and nonforfeitable as of the date of such discontinuance.

                                    ARTICLE X
                        AMENDMENTS AND ACTION BY COMPANY

10.1 Amendments Generally. The Board of Directors reserves the right to make from time to time any amendment or amendments to this Plan or Trust which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Former Participants or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with the Code and ERISA. The Board of Directors shall exercise its right to amend the Plan or Trust by the adoption of a resolution of the Board of Directors approving an amendment of the Plan or by authorizing an appropriate executive officer of the Company to execute amendments to the Plan on behalf of the Company.

         No amendment to the Plan shall decrease a Participant's Accounts or eliminate an optional form of distribution except as may be permitted by the Code or ERISA. No amendment to the Plan shall discriminate in favor of the Highly Compensated Eligible Participants.

10.2 Amendments to Vesting Schedule. Any amendment to the Plan which alters the vesting schedule set forth in Section 6.4 shall be deemed to include the following terms:

         (a) The vested percentage of a Participant in that portion of his HMI Company Regular Account or Raff-Hughes Company Regular Account under the Plan derived from Employer contributions made for Plan Years ending with or within the later of the date such amendment is adopted or the date such amendment becomes effective shall not be reduced; and

         (b) Effective January 1, 1989 with respect to Merged Plan II and otherwise effective January 1, 1991, each Participant having not less than three Years of Service at the later of the date such amendment was effective shall be permitted to elect irrevocably to have his vested percentage computed under the Plan without regard to such amendment. Such election must be made within 60 days from the later of (i) the date the amendment was adopted, (ii) the date the amendment became effective, or (iii) the date the Participant is issued written notice of such amendment by the Pension Committee.

         Notwithstanding the preceding sentence, no election need be provided for any Participant whose nonforfeitable percentage in his HMI Company Regular Account under the Plan, as amended at any time, cannot be less than such percentage determined without regard to such amendment.

10.3 Action by Company. Any action by the Company under this Plan shall be by a duly adopted resolution of its Board of Directors, or by any person or persons duly authorized by a duly adopted resolution of that Board to take such action.

                                   ARTICLE XI
                        SUCCESSOR EMPLOYER AND MERGER OR
                             CONSOLIDATION OF PLANS


11.1 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

11.2 Plan Assets. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Trust Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), and unless a duly adopted resolution of the Board of Directors authorizes such merger, consolidation or transfer of assets.

11.3 Merged Plans. If the Pension Committee or the Internal Revenue Service determines that a Merged Plan is not qualified under Section 401(a) of the Code, the assets attributable to the Merged Plan shall be distributed from the Trust as the Pension Committee deems necessary to preserve or restore the qualified status of this Plan.

                                   ARTICLE XII
                                PLAN TERMINATION

12.1 Right to Terminate. In accordance with the procedures set forth herein, the Board of Directors may terminate the Plan at any time in whole or in part. To the extent permitted by the Code and regulations thereunder, in the event of the dissolution, merger, consolidation or reorganization of the Company, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Company in accordance with Section 11.1.

12.2 Liquidation of the Trust Fund. Upon the complete or partial termination of the Plan, the Accounts of all Participants affected thereby shall become fully-vested and nonforfeitable, to the extent funded, and the Pension Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Former Participants and Beneficiaries in proportion to their respective account balances. If any amounts attributable to Forfeitures shall still remain, such amounts shall be returned to the Employer.

12.3 Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, or in securities or other assets in kind, as the Pension Committee may determine. All non-cash distributions shall be valued at fair market value at date of distribution.

                                  ARTICLE XIII
                        DETERMINATION OF TOP-HEAVY STATUS

13.1 General. Notwithstanding any other provision of the Plan to the contrary, for any Plan Year in which the Plan is a Top-Heavy Plan or Super Top-Heavy Plan, as defined below, the provisions of this Article shall apply, but only to the extent required by Section 416 of the Code and the regulations thereunder.

13.2 Top-Heavy Plan. This Plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group if as of the Determination Date for such Plan Year the sum of the Cumulative Accrued Benefits and Cumulative Accounts of Key Eligible Employees for the Plan Year exceeds 60% of the aggregate of all the Cumulative Accounts and Cumulative Accrued Benefits.

         (a) If the Plan is not included in a Required Aggregation Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is a Top-Heavy Plan and (ii) it is not included in a Permissive Aggregation Group that is not a Top-Heavy Group.

         (b) If the Plan is included in a Required Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

13.3 Super Top-Heavy Plan. This Plan shall be a Super Top-Heavy Plan if it would be a Top-Heavy Plan under Section 13.2, but substituting 90% for 60%.

13.4 Cumulative Accrued Benefits and Cumulative Accounts. The determination of the Cumulative Accrued Benefits and Cumulative Accounts under the Plan shall be made in accordance with Section 416 of the Code and the regulations thereunder. The determination of the Plan's Top-Heavy, status shall relate to the proper Determination Date and Valuation Date.

13.5     Definitions.

         (a) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group.

         (b) "Determination Date" means with respect to any Plan Year, the last day of the preceding Plan Year or in the case of the first Plan Year of any plan, the last day of such Plan Year or such other date as permitted by the Secretary of the Treasury or his delegate.

         (c) "Corporation" means the Employer that adopts this Plan and all members of a controlled group of corporations (as defined in Section 414(b) of the Code), all commonly controlled trades or businesses (as defined in Section

                  414(c) of the Code) or affiliated service groups (as defined in Section 414(m) of the Code) of which the Employer is a part.

         (d)      "Key Eligible Employee" means those individuals described in
                  Section 416(i)(1) of the Code and the regulations hereunder.

         (e) "Non-Key Eligible Employee" means those individuals who are not Key Eligible Employees and includes former Key Eligible Employees.

         (f) "Permissive Aggregation Group" means a Required Aggregation Group plus any other plans selected by the Company provided that all such plans when considered together satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code.

         (g) "Required Aggregation Group" means a plan maintained by the Employer in which a Key Eligible Employee is a participant or which enables any plan in which a Key Eligible Employee is a participant to meet the requirements of Section 401(a)(4) or
                  Section 410(b) of the Code (including any terminated plan which terminated within five years of the Determination Date).

         (h)      "Valuation Date" means the first day of each Plan Year.

13.6 Vesting. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, a Participant who is credited with one Hour of Service in any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy shall have a nonforfeitable interest in that portion of his HMI Company Regular Account and Raff-Hughes Company Regular Account in accordance with Section 6.4.

13.7 Compensation. Compensation means compensation as defined in Section 414(q)(7) of the Code, not in excess of $200,000 (such amount to be adjusted annually for increases in the cost of living in accordance with Section 415(d) of the Code). Effective January 1, 1989, Compensation shall be limited in accordance with Section 401(a)(17) of the Code.

13.8 Minimum Contributions. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, minimum Employer contributions for a Participant who is a Non-Key Eligible Employee shall be required to be made on behalf of each Participant who is employed by the Employer on the last day of the Plan Year, regardless of the level of his Compensation and regardless of the number of Hours of Service he has completed during such Plan Year. The amount of the minimum contribution shall be the lesser of the following percentages of compensation (as defined in Section 415(c)(3) of the Code):

                (i)        Three percent, or

               (ii) The highest percentage at which Employer Contributions are made under the Plan for the Plan Year on behalf of any Key Eligible Employee.

                           (A) For purposes of subparagraph (ii), all defined contribution plans included in a Required Aggregation Group shall be treated as one plan.

                           (B) This paragraph (ii) shall not apply if the Plan is included in a Required Aggregation Group and the Plan enables a defined benefit plan included in the Required Aggregation Group to meet the requirements of Section 401(a)(4) or 410(b) of the Code.

                  In determining whether a Non-Key Eligible Employee has received any required minimum contribution, the contributions allocated to such Non-Key Eligible Employee made pursuant to
                  Section 4.1(a) or (b) shall not be considered minimum contributions.

                  This Section shall not apply to the extent a Participant other than a Key Eligible Employee is covered by another qualified plan(s) of the Corporation and the Corporation has provided that the minimum contribution requirements applicable to this Plan will be satisfied by the other plan(s).

13.9 Defined Benefit and Defined Contribution Plan Fractions. For any Plan Year in which the Plan is Super Top-Heavy, or for any Plan Year in which the Plan is Top-Heavy and the additional minimum contributions or benefits required under Section 416(h) of the Code are not provided, the dollar limitations in the denominator of the defined benefit plan fraction and defined contribution plan fraction as defined in Section 415(e) of the Code shall be adjusted as set forth in Section 416(h) of the Code. If the application of the provisions of this Section 13.9 would cause any Participant to exceed 1.0 for any Limitation Year, then the application of this Section 13.9 shall be suspended as to such Participant until such time as he no longer exceeds 1.0. During the period of such suspension, there shall be no Corporation contributions, Forfeitures or voluntary nondeductible contributions allocated to such Participant under this Plan or under any other defined contribution plan of the Corporation and there shall be no benefit accruals for such Participant under any defined benefit plan of the Corporation.

            IN WITNESS WHEREOF, the Company has executed this restated Plan this 14th day of November, 1994.


                                          ACORDIA, INC.


                                          By:______________________________
                                             L. Ben Lytle
                                             Chief Executive Officer

Attest:

__________________________

                                   APPENDIX A
                ACORDIA 401(k) LONG TERM SAVINGS INVESTMENT PLAN


                                                         Matching
                                                       Contribution
                                                      Percentage If
                                                      Other Than 50%          Acordia
   Participating Affiliates as of 12/31/94             On First 6%           Employer
----------------------------------------------      ------------------      -----------
Acordia, Inc.
Acordia Benefits of Florida, Inc.
Acordia Benefits of Northern California, Inc.
Acordia of Southern California, Inc.
Acordia of The South, Inc.
Acordia Benefits of Texas, Inc.
Acordia of Evansville, Inc.
Acordia Collegiate Benefits, Inc.
Acordia Educational Benefits of Texas, Inc.
Acordia Health Industry Services, Inc.
Acordia Local Government Services, Inc.
Acordia of Cleveland, Inc.
Acordia of Central Indiana, Inc.
Acordia of Louisville, Inc.
Acordia Personal Benefits, Inc.
Acordia Personal Benefits of Utah, Inc.                                         0%
Acordia School Benefits, Inc.
Acordia Senior Benefits, Inc.
Acordia Small Business Benefits, Inc.
Acordia Small Business Benefits of the Southwest, Inc.
Business Insurance Resources, Inc.
Acordia of Northeast Indiana, Inc.
Acordia of Lexington, Inc.
Acordia of North Carolina, Inc.
Acordia of Central Pennsylvania, Inc.
Acordia of Colorado, Inc.
Acordia of Phoenix, Inc.
Acordia of Mississippi, Inc.
Acordia of South Florida, Inc.
Preslan Agency, Inc.

                                    EXHIBIT A


                ACORDIA 401(k) LONG TERM SAVINGS INVESTMENT PLAN



Merged Plan: HMI Employees' Profit Sharing Plan

Special Payment Options:

A Participant may elect one of the following options for payment of that portion of his HMI Account attributable to participation under Merged Plan II, and income allocated thereto ("Merged HMI Account"):

(i)   A lump sum;

(ii) Substantially equal periodic installments payable over the lifetime of the Participant or over the joint lifetimes of the Participant and his Beneficiary; or

(iii) Purchase of an annuity.

The following provisions shall apply only if a Participant elects option (iii), "purchase of an annuity".

(a) Unless a Participant elects otherwise with the consent of his Spouse, if applicable, to have his benefits paid in other than a qualified joint and 50% survivor annuity, the Participant shall be deemed to have elected to receive that portion of his benefits under the Plan in (i) a single life annuity if the Participant is not married on the Annuity Starting Date; and (ii) a qualified joint and 50% survivor annuity if the Participant is married on the Annuity Starting Date. The Employer shall purchase the applicable annuity with that portion of the Participant's vested Merged HMI Account balance.

      In order for the Spouse to be eligible for the survivor annuity, the Participant or Former Participant must have:

      (1) Terminated his employment with the Employer at any time and not have died before his Annuity Starting Date,

      (2) The Participant or Former Participant must not have waived such qualified joint and survivor annuity and elected an optional form of payment pursuant to paragraph (c) within the 90 day period ending on the Annuity Starting Date and obtained the consent of his Spouse to such waiver pursuant to paragraph (c), and

      (3) The Participant or Former Participant must be married on his Annuity Starting Date.

(b) Notice and Election or Revocation of Survivor Annuity. The Pension Committee shall furnish each Participant or Former Participant with the following information regarding benefits payable under the Plan in written nontechnical language not less than 30 and not more than 90 days prior to the Annuity Starting Date including:

      (1) A general description or explanation of the terms and conditions of the qualified joint and survivor annuity benefit and notification of the Participant's or Former Participant's right to waive the right to receive his retirement benefits in a qualified joint and survivor annuity and to elect another form of payment and the right to make or to revoke a previous election to waive the qualified joint and survivor annuity;

      (2) A general explanation of the rights of a Participant's or Former Participant's Spouse.

      A Participant or Former Participant may elect to waive the single life annuity or qualified joint and survivor annuity, as applicable, and to receive such benefits in any other annuity form permitted by the Plan by giving written notification to the Pension Committee during the election period of his intent to receive his benefits in such other form. Such election period shall be the 90 day period ending on the Annuity Starting Date.

      Any election to waive the qualified joint and survivor annuity shall not take effect unless the Spouse of the Participant or Former Participant consents irrevocably in writing to such election and the Spouse's consent acknowledges the effect of such election, including the spouse's voluntary election to waive the right to consent to the designation of a specific Beneficiary and the alternate form of payment and is witnessed by a notary public. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed qualified election, the designated Spouse and must be limited to a benefit for a specific alternate Beneficiary. Any new waiver will require a new spousal consent. The requirements of this paragraph may be waived if it is established to the satisfaction of the Pension Committee that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation in which case a waiver will be deemed a qualified election.

      Any election made under this Section may be revoked by the Participant or Former Participant during the specified election period. Such revocation shall be effected by written notification to the Pension Committee. Following such revocation, another election under this Section may be made at any time during the specified election period. A revocation of a prior waiver may be made at any time by a Participant or Former Participant without the consent of the Spouse before the commencement of benefits.

      Any actual or constructive election under this paragraph (b) having the effect of providing a Spouse's benefit automatically shall be revoked if the electing person ceases to have a Spouse during the election period, except to the extent required under a qualified domestic relations order. However, if the electing person subsequently remarries, the election will automatically be reinstated at that time, but will be treated as a new election.

(c) Qualified Preretirement Survivor Annuity. The surviving Spouse of a Participant who meets the requirements of this Section shall be entitled to a qualified preretirement survivor annuity payable if the Participant has elected an annuity form of payment and dies before his Annuity Starting Date. The preretirement survivor annuity will be a survivor annuity for the life of the surviving Spouse of the Participant, that can be purchased with the vested Merged HMI Account balance as of the date of death.

      If so elected by the surviving Spouse, the preretirement survivor annuity shall be payable as soon as administratively feasible following the Participant's death. If the surviving Spouse does not make the election referred to in the preceding sentence, payment of the preretirement survivor annuity shall not commence until the Participant would have attained Normal Retirement Date.

      In order for such Spouse's benefit to be payable, the Participant must have satisfied the conditions set forth in (1), (2), (3) and (4) below.

      (1) The Participant must have died before his Annuity Starting Date, but after having elected an annuity form of payment.

      (2) The Participant must be married on the date of the Participant's death.

      (3) The Participant must not have designated an alternate Beneficiary in the manner described in paragraph (e) to receive any death benefits payable upon his death and otherwise payable to the Spouse in a preretirement survivor annuity in an alternate form of payment described in paragraph (f). Notwithstanding the foregoing, such consent shall have no effect with respect to the survivor benefits payable under paragraph (a), to the surviving Spouse of a Participant who dies after his Annuity Starting Date, unless the spouse has consented to a waiver of the qualified joint and survivor annuity pursuant to paragraph (b).

      (4) The Participant must not have designated his Spouse as his Beneficiary in the manner described in paragraph (e) to receive any benefits payable upon his death and otherwise payable to the Spouse in a preretirement survivor annuity, in an alternate form of payment described in paragraph (f). Notwithstanding the foregoing, such consent shall have no effect with respect to the survivor benefits payable under paragraph (a) to the surviving Spouse of a Participant who dies after his Annuity Starting Date, unless the Spouse has consented to a waiver of the qualified joint and survivor annuity pursuant to paragraph (b).

(d) Information to Participants. The Pension Committee shall provide a Participant with information with respect to the preretirement survivor annuity which information shall be provided in a manner similar to the information with respect to the qualified joint and survivor annuity and in a manner which will reasonably assure that it will be received within the "applicable time period". For purposes of this paragraph, the term "applicable time period" means, with respect to a Participant, whichever of the following periods ends last:

      (1) The period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35;

      (2) A reasonable period after the individual becomes a Participant. For this purpose, in the case of an individual who becomes a Participant after age 35, the explanation must be provided by the end of the one-year period beginning with the first day of the first Plan Year for which the individual is a Participant; or

      (3) A reasonable period after separation from service in the case of a Participant who separates before attaining age 35. For this purpose, the Pension Committee must provide the explanation beginning one year before the separation from service and ending one year after separation.

(e) Election to Waive Preretirement Survivor Annuity. A Participant who is entitled to have his Spouse receive benefits in the form described in paragraph (c) may waive the qualified preretirement survivor annuity and may (i) designate an alternate Beneficiary to receive such benefits in any other form permitted under paragraph (f) by designating an alternate Beneficiary during the election period, or (ii) designate his spouse as his Beneficiary to receive such benefits in any form permitted under paragraph (f) by designating an alternate form of payment other than the qualified preretirement survivor annuity during the election period, in each case in the manner described in this subsection.

      The election period to waive the preretirement survivor annuity shall be the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the earlier of the date of the Participant's death or the Annuity Starting Date. In the case of a Participant who is separated from service, the applicable election period with respect to benefits accrued before the date of such separation from service shall not begin later than such date.

      Notwithstanding the foregoing, the election period to waive the preretirement survivor annuity shall not begin earlier than the date on which the preretirement survivor annuity first would apply to a Participant.

      Any election to waive the preretirement survivor annuity shall not take effect unless the Spouse of the Participant consents irrevocably in writing to such election and the Spouse's consent acknowledges the effect of such election including the Spouse's voluntary election to waive the right to consent to the designation of a specific alternate Beneficiary and the alternate form of payment and the Spouse's consent is witnessed by a notary public or a representative designated by the Pension Committee. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed qualified election, the designated Beneficiary and must be limited to a benefit for a specific alternate Beneficiary. Any new waiver will require a new spousal consent. The requirements of this paragraph may be waived if it is established to the satisfaction of the representative designated by the Pension Committee that the consent may not be obtained because there is no Spouse or because the spouse cannot be located or because of such other circumstances as may be prescribed by regulation in which case a waiver will be deemed a qualified election.

      Any election to waive the preretirement survivor annuity made under this Section may be revoked by the Participant during the specified election period. Such revocation shall be effected by written notification to the representative designated by the Pension Committee. Following such revocation, another waiver under this Section may be made at any time during the specified election period. A revocation of a prior waiver may be made at any time by a Participant without the consent of the Spouse before the Annuity Staring Date. Any actual or constructive election under this paragraph having the effect of providing a Spouse's benefit automatically shall be revoked if the electing Participant ceases to have a Spouse during the election period, except to the extent required under a qualified domestic relations order. However, if the electing person subsequently remarries, the election automatically will be reinstated at that time but will be treated as a new election.

(f) Optional Form of Benefit Payments Upon Death. Subject to the requirements of paragraph (e), if (i) the Participant has designated an alternate Beneficiary to receive any benefits payable on account of his death prior to his Annuity Starting Date pursuant to paragraph (e) which are otherwise payable to the Spouse in a preretirement survivor annuity, or (ii) the Participant has designated his surviving Spouse as his Beneficiary to receive any benefits payable on account of his death prior to his Annuity Starting Date which are otherwise payable to the Spouse in a preretirement survivor annuity, in the alternate form permitted under this paragraph (f) pursuant to paragraph (e), any amount to which a Beneficiary is entitled shall be distributed in accordance with Section 6.7.

      Notwithstanding the foregoing, if the qualified preretirement survivor annuity has not been waived by the Participant in accordance with paragraph (e), upon written notice to the representative designated by the Pension Committee within the 90 day period ending on the date the preretirement survivor annuity is due to commence, the Spouse may elect to have any benefits to which he or she otherwise is entitled in the form of a qualified preretirement survivor annuity (on account of the Participant's death prior to commencement of benefits) distributed in a lump sum. Any election to waive the preretirement surviving annuity made under this Section may be revoked by the Spouse during the specified election period. Such revocation shall be effected by written notification to the representative designated by the Pension Committee. Following such revocation, another waiver under this Section may be made at any time during the specified 90 day election period.

(g) Special Rule for Small Annuities. The present value of any annuity provided by the Plan shall be immediately distributed to the Participant, Former Participant or Beneficiary if the Participant's or Former Participant's vested Merged HMI Account balance does not exceed $3,500.

      No distribution may be made pursuant to this paragraph (g) after benefits have commenced to be paid to the Participant or Former Participant or the surviving Spouse where the Participant or Former Participant has died.

(h) Nontransferability of Annuities. Any annuity contract distributed herefrom shall be nontransferable.

(i) Annuity Starting Date. Annuity Starting Date means the first day of the first period for which an annuity is payable as an annuity. In the case of a benefit not payable as an annuity, Annuity Starting Date means the first day on which all conditions have been met which entitle the Participant or Former Participant to such benefit.

                                    EXHIBIT B

                ACORDIA 401(k) LONG TERM SAVINGS INVESTMENT PLAN

Merged Plan: Price & MacDonald, Inc. Profit Sharing Plan (PriMac Plan).

Merger Date: May 31, 1993. PriMac shall become an Employer in the Plan on that date.

Participation: All participants in the PriMac Plan on the Merger Date shall become Participants in the Plan, and if the individual is an Eligible Employee on the Merger Date, he shall be eligible to make Before Tax Contributions in accordance with the Plan.

Accounts: The accounts maintained under the PriMac Plan shall be held in the similar Accounts under the Plan and shall be subject to the provisions of the Plan. A Company Contribution Account shall be established for any PriMac Plan participant who was credited with Company contributions (discretionary contributions under the PriMac Plan).

Vesting: A PriMac participant's interest in his accounts shall become fully vested and nonforfeitable upon the Merger Date.

                                    EXHIBIT C

                                     ACORDIA
                    401(k) LONG TERM SAVINGS INVESTMENT PLAN
                           PARTICIPANT LOAN PROVISIONS


Effective October 21, 1992, the Acordia Pension Benefits Administration and Compliance Committee (the "Committee"), for the Acordia 401(k) Long Term Savings Investment Plan (the "Plan"), adopted the following program for loans under the Plan, which shall thereafter form part of the Plan document.

1.    Administration of the Participant loan program

      The loan program under the Plan is administered by the Pension Benefits Administration and Compliance Committee. The Committee has delegated to the Benefits Administrator and Recordkeeper the authority to approve loans to Participants in accordance with the terms of the Plan, including this document, which forms a part of the Plan.

      All applications for loans under the Plan shall be filed with the Recordkeeper at the following address:

                        Wyatt Preferred Choice
                        Attn: Acordia 401 (k) Long Term Savings
                              Investment Plan
                        6483 City West Parkway
                        Eden Prairie, MN 55344-7835

2.    Eligibility for Participant Loans

      All Participants who are actively employed by the Company are eligible for Plan loans without regard to race, color, religion, sex, age or national origin. Effective 1/1/96, a Participant may not obtain a loan if he already has two outstanding loans under the plan. Prior to 1/1/96, a Participant could not obtain a loan if he (f) already had an outstanding loan under the Plan or (ii) had completely prepaid an existing loan within the three-month period immediately preceding the application for a new loan.

3.    Term of Loans

      The term of the loan can be for one, two, three, four or five years as elected by the Participant. If the loan proceeds will be used to purchase the Participant's primary residence, the loan term can be six, seven, eight, nine or ten years.

4.    Repayment of Loans

      A loan to a Participant must be repaid, in level installment payments of principal and interest, by automatic payroll deduction beginning with his paycheck no later than the second full payroll period following approval of the loan. If the Participant subsequently is granted an unpaid leave of absence or is transferred to a group or location which is not covered under the Plan, no loan payments will be made. If a participant does not make loan repayments and returns to normal pay status, the plan will either:

            (a) Extend the term of the loan by the number of payments for which repayments were missed, to the extent permitted by law, or

            (b) immediately double repayments for as many pay periods as repayments were missed.

                                     ACORDIA

                    401(k) LONG TERM SAVINGS INVESTMENT PLAN

                      (RESTATED EFFECTIVE OCTOBER 21, 1992)

                               FIRST AMENDMENT OF
                ACORDIA 401(k) LONG TERM SAVINGS INVESTMENT PLAN


            The Acordia 401(k) Long Term Savings Investment Plan (the "Plan") is hereby amended as follows:

            1. Effective January 1, 1996, Section 6.10 of the Plan is amended to delete the second sentence in its entirety and replace it with the following:

            The Participant may have up to two loans outstanding at any time.

            2. Effective April 1, 1995, Paragraph 4.1(a)(i) of the Plan is hereby amended to add the following language to the end of that Paragraph:

            Notwithstanding the foregoing, in the case of a Participant who is an employee of Bain Hogg Corporation who became eligible to participate in the Plan as of April 1, 1995, limits referred to above shall be doubled for a number of pay periods beginning on April 1 equal to the number of pay periods between January 1, 1995 and March 31, 1995.

            3. Effective September 1, 1995, Subsection 7.3(a) is amended to read as follows:

                  7.3 Acordia Stock

                  (a) Limitation on Acordia Stock Investment.
            Notwithstanding any other provisions of the Plan, the following rules shall apply with respect to the investment of a Participant's Accounts in Acordia Stock;

                        (1) As of the Effective Date, in accordance with rules
            prescribed by the Pension Committee, a Participant may direct the investment of up to 20% of the total amount in his Accounts as of August 31, 1992 into Acordia Stock;

                        (2) The maximum amount of future contributions to a
            Participant's Accounts that may be invested in Acordia Stock shall be 20% (50% effective September 1, 1995); and

                        (3) The maximum amount of a Participant's Accounts that
            may be reallocated to Acordia Stock shall be an amount, which when added to amounts already invested in Acordia Stock, results in a no more than 20% (50% effective September 1, 1995) of the total of a Participant's accounts being invested in Acordia Stock.

            4. Effective January 1, 1996, Subsection 6.10(b) of the Plan shall be amended to revise the sixth sentence of that Section to read as follows:

                  Loans may be prepaid in full at any time without penalty.

            5. Effective January 1, 1995, new Sections 2.18A, 2.18B and 2.81 are added to the Plan to read as follows:

                  2.18A Early Retirement means, with respect to a Participant, termination of the Participant's employment with the Employer at or after the Participant's Early Retirement Date.

                  2.18B Early Retirement Date means, with respect to a Participant, the date on which the Participant has both attained age 55 and complete at least five years of Service.

                  2.81 Year of Service means a "Year of Service" as defined under the terms of the Acordia, Inc. Pension Plan.

            6.    Effective January 1, 1996, the first paragraph of Section
2.17 of the Plan is amended and restated in its entirety to read as follows:

                  2.17 Compensation means for any Plan Year base salary, commissions, overtime pay and cash bonuses actually received by a Participant. Compensation shall also include cash received from the Flexible Benefits program and the amount of any elective deferrals the Participant has authorized the Employer to make on his behalf under the plans maintained by the Employer in accordance with Sections 125 and 401(k) of the Code but shall exclude all other forms of compensation such as imputed income, car allowances, non-qualified deferred compensation, severance payments, payments under the directed executive compensation program, income from the exercise of qualified or non-qualified stock options, payments under the Company's long-term incentive plan or similar items. Notwithstanding the last sentence, in no event shall Compensation exceed the limitations of Section 401(a)(17) of the Code (as adjusted).

            IN WITNESS WHEREOF, the Company has executed this First Amendment this 29th day of December, 1995.

                        ACORDIA, INC.




                        ___________________                   Daniel W.
Kendall
                        Chair, Acordia Pension Benefit
                        Administration and Compliance Committee

                      APPENDIX A - PARTICIPATING EMPLOYERS

                ACORDIA 401(k) LONG TERM SAVINGS INVESTMENT PLAN

                                    12/31/95

1995 L1L2     1996 L1L2    NAME

ACAA          CAAC         ACORDIA, INC.
ACBA          CBAC         ACORDIA BENEFIT SERVICES OF NORTHERN CALIFORNIA INC.
ACCA          CCAC         ACORIDA OF SOUTHERN CALIFORNIA
ACCB          CCBC         AA & C
ACDA          CDAC         ACORDIA BENEFITS OF EVANSVILLE, INC.
ACDB          CDBC         ACORDIA OF EVANSVILLE (SE EES)
ACEA          CEAC         ACORDIA BENEFITS OF FLORIDA INC.
ACFA          CFAC         ACORDIA BENEFITS OF TEXAS, INC.
ACGA          CGAC         ACORDIA BENEFITS OF THE SOUTH, INC.
ACHA          CHAC         ACORDIA MANAGED CARE SOLUTIONS d/b/a ADMIN SOL
ACHB          CHBC         ACORDIA COLLEGIATE
ACIA          CIAC         ACORDIA BENEFITS OF LOUISVILLE
ACJA          CJAC         ACORDIA OF LEXINGTON
ACKA          CKAC         ACORDIA OF CENTRAL INDIANA
ACLA          CLAC         ACORDIA EDUCATIONAL BENEFITS OF TEXAS, INC.
ACLB          CLBC         ACORDIA RAUH (SE EES)
ACMA          CMAC         ACORDIA OF NORTHEAST INDIANA
ACMB          CMBC         ACORDIA OF WESTERN VIRGINIA (SE EES)
ACMC          CMCC         ACORDIA OF NORTHEAST INDIANA
ACMP          CMPC         ACORDIA OF YOUNGSTOWN (MOORE-PETERSON)
ACOA          COAC         ACORDIA BENEFITS OF OHIO INC. DBA ACORDIA OF OH
ACPA          CPAC         ACORDIA OF MISSISSIPPI
ACPT          CPTC         ACORDIA OF THE NORTHWEST-PETTIT-MORRY
ACPU          CPUC         LWP SERVICES INC.
ACPV          CPVC         PETTIT-MORRY OF CALIFORNIA
ACPW          CPWC         PETTIT-MORRY OF OREGON
ACPX          CPXC         PUGET SOUND UNDERWRITERS
ACQA          CQAC         ACORDIA PERSONAL BENEFITS INC.
ACSA          CSAC         ACORDIA OF NORTHWEST INDIANA
ACTA          CTAC         INSURANCE MANAGEMENT BUREAU (RISK GROUP INC.)
ACUA          CUAC         ACORDIA SENIOR BENEFITS INC.
ACUB          CUBC         ACORDIA SENIOR OF THE SOUTHEAST
ACVA          CVAC         ACORDIA TEXAS GULF COAST
ACWA          CWAC         ACORDIA SMALL BUSINESS BENEFITS, INC.
ACWC          CWCC         ACORDIA SMALL BUSINESS BENEFITS, INC.
ACXA          CXAC         ACORDIA OF ERIE
ACYA          CYAC         ACORDIA BENEFITS OF SOUTHERN FLORIDA
AC10          C10C         THE PRESLAN AGENCY
AC15          C15C         HOGG ROBINSON OF NEW YORK
AC16          C16C         HOGG ROBINSON OF NEW ENGLAND
AC17          C17C         HOGG ROBINSON OF NEW HAMPSHIRE
AC18          C18C         HOGG ROBINSON CONSULTING GROUP
AC25          C25C         HOGG ROBINSON OF MICHIGAN
AC26          C26C         PENN GENERAL - MICHIGAN
AC27          C27C         HOGG ROBINSON OF GEORGIA
AC28          C28C         HOGG ROBINSON OF FLORIDA
AC30          C30C         ACCORDIA OF UTAH
AC35          C35C         PENN GENERAL - LUBBOCK
AC40          C40C         ACORDIA OF COLORADO
AC45          C45C         RHR UNDERWRITERS
AC50          C50C         ACORDIA OF NORTH CAROLINA, INC.
AC55          C55C         HOGG ROBINSON OF VIRGINIA
AC60          C60C         ACORDIA OF ARIZONA
AC65          C65C         HOGG ROBINSON OF OHIO
AC70          C70C         ACORDIA OF CENTRAL PENNSYLVANIA, INC.
AC71          C71C         HOGG ROBINSON OF PENNSYLVANIA
AC75          C75C         PENN GENERAL - OTHER SOUTHWEST
AC80          C80C         TEXAS PROFESSIONAL INSURANCE AGENCY

                           SECOND AMENDMENT OF ACORDIA
                    401(k) LONG TERM SAVINGS INVESTMENT PLAN

            The Accordia 401(k) Long Term Savings Investment Plan (the "Plan") is hereby amended as follows:

            1. Effective October 21, 1992, Section 2.17 is amended to read as follows:

            2.17 Compensation means, for any Plan Year, base salary, commissions, overtime pay and cash bonuses actually received by a Participant. Compensation shall also include cash received under the Employer's flexible benefits program and the amount of any elective deferrals the Participant has authorized the Employer to make on his behalf under the plans maintained by the Employer in accordance with Sections 125 and 401(k) of the Code but shall exclude all other forms of compensation such as imputed income, car allowances, non-qualified deferred compensation, severance payments, payments under the directed executive compensation program and income from the exercise of qualified or non-qualified stock options or similar items.

            In no event shall a Participant's Compensation considered under the Plan for a Plan Year beginning before January 1, 1994 exceed $200,000, as adjusted to reflect increases pursuant to Section 401(a)(17) of the Code. In no event shall a Participant's Compensation considered under the Plan for a Plan Year beginning after December 31, 1993 exceed $150,000, as adjusted to reflect increases pursuant to Section 401(a)(17) of the Code. In determining a Participant's Compensation, the rules of Section 414(q)(6) of the code shall apply, except that in applying those rules, the term "family" shall include only the Participant's Spouse and lineal descendants who have not attained age 19 before the close of the Plan Year. If as a result of the application of the rules of Section 414(q)(6) the adjusted $200,000 or $150,000 limitation is exceeded, the limitation shall be prorated among the affected individuals in proportion to each individual's Compensation as determined under this Section prior to the application of the limitation.

            For purposes of Section 4.1 and 4.2, notwithstanding any provision of this Plan to the contrary, for purposes of determining Before Tax Contributions and Employer Matched Contributions for a Participant, Compensation shall include such Participant's Compensation during each pay period beginning with the Entry Date coincident with or next following participation in the Plan pursuant to Section 3.2; or if the individual elects to authorize Before Tax Contributions to the Plan pursuant to Section 3.2; or if the individual elects to authorize Before Tax Contributions to the Plan at a later date, the Participant's Compensation during each pay period beginning with the pay period with respect to which such election is first effective.

            For purposes of Section 4.6 and 4.8, Compensation shall mean, with respect to any determination period, a definition of Compensation selected by the Pension Committee in accordance with, and from among alternatives permissible under, Treas. Reg. 1.414(s)-1T (for years prior to September 19, 1991) and 1.414(s)-1 or any successor thereto. Any definition of Compensation selected by the Pension Committee for use in satisfying the requirements of Section 4.6 or
            4.8 for a determination period shall be used consistently to define the Compensation of all Employees to be taken into account in satisfying those requirements for that determination period.

            2. Effective January 1, 1996, the first paragraph of Section 2.17 of the Plan is amended to read as follows:

            2.17 Compensation means, for any Plan Year, base salary, commissions, overtime pay and cash bonuses actually received by a Participant. Compensation shall also include cash received from the Flexible Benefits program and the amount of any elective deferrals the Participant has authorized the Employer to make on his behalf under the plans maintained by the Employer in accordance with
            Section 125 and 401(k) of the Code but shall exclude all other forms of compensation such as imputed income, car allowances, non-qualified deferred compensation, severance payments, payments under the directed executive compensation program, income for the exercise of qualified or non-qualified stock options, payments under the Company's long-term incentive plan or similar items. Notwithstanding the last sentence, in no event shall Compensation exceed $150,000, as adjusted to reflect increases pursuant to
            Section 401(a)(17) of the Code. In determining a Participant's Compensation, the rules of Section 414(q)(6) of the Code shall apply, except that in applying those rules, the term "family" shall include only the Participant's Spouse and lineal descendants who have not attained age 19 before the close of the Plan Year. If as a result of the application of the rules of Section 414(q)(6) the adjusted $150,000 limitation is exceeded, the limitation shall be prorated among the affected individuals in proportion to each individual's Compensation as determined under this Section prior to the application of the limitation.

            3. Effective January 1, 1994, Section 2.75 is amended to read as follows:

            2.75 Temporary Employee means an Employee whose customary annual employment is six months or less.

            4. Effective October 21, 1992, Section 3.2(a)(ii) is amended to read as follows:

            (ii) Temporary Employees shall begin participation in the Plan on the day following the day they complete one "year of eligibility service." A "year of eligibility service" is an eligibility computation period during which the Temporary Employee completes at least 1,000 Hours of Service. The first eligibility computation period of a Temporary Employee is the 12-month period beginning on the day he first completes an Hour of Service. Thereafter, the Temporary Employee's eligibility computation period is the Plan Year.

            5. Effective October 21, 1992, Sections 4.1(a)(i) and (ii) are amended to read as follows:

            (a)(i) Before Tax Matched Contributions. Subject to the limitations of Section 4.6, 4.10 and 5.4, each Participant shall have the option to authorize the Employer in accordance with procedures established by the Pension Committee, to contribute to the Plan for a Plan Year on his behalf, an amount equal to any whole percentage of his Compensation from one percent (1%) up to six percent (6%) (as determined without regard to this Section 4.1(a)) for such Plan Year. Such authorization shall be in the form of an election by the Participant to have his Compensation reduced by payroll withholding. The election of a new Participant shall be effective as soon as administratively feasible following receipt of the election by the Pension Committee. Such withheld amounts are to be transmitted by the Employer to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer's general assets, but in no event later than 90 days after such amounts are withheld from the Participant's Compensation.

            (ii) Before Tax Supplemental Contributions. Subject to the limitations of Section 4.6, 4.10 and 5.4, each Participant shall have the option to authorize the Employer in accordance with procedures established by the Pension Committee, to contribute to the Plan for a Plan Year on his behalf, an amount equal to any whole percentage of his Compensation from seven percent (7%) up to sixteen percent (16%) (as determined without regard to this Section 4.1(a)) for such Plan Year. Such authorization shall be in the form of an election by the Participant to have Compensation reduced by payroll withholding. The election of a new Participant shall be effective as soon as administratively feasible following receipt of the election by the Pension Committee. Such withheld amounts are to be transmitted by the Employer to the Trustee as of the earliest date on which such amounts can reasonably be segregated from the Employer's general assets, but in no event later than 90 days after such amounts are withheld from the Participant's Compensation.

            6. Effective October 21, 1992, Sections 4.1(b) and (c) are amended to read as follows:

                  (b) Employer Matched Contributions. Subject to the limitations of Sections 4.8 and 5.4 and except for those Participating Employers listed differently on Appendix A, an Employer shall contribute with respect to each pay period an amount equal to 50% of a Participant's Before Tax Matched Contributions that a Participant has authorized the Employer to make on his behalf for the Plan Year. In the event a Participant who is not a Highly Compensated Employee for the Plan Year and who is not participating in one of the nonqualified deferred compensation plans sponsored by the Company elected to make Before Tax Matched Contributions in such amount that the limitations under Section 402(g) of the Code restricted the Participant's Before Tax Contributions, that Participant shall receive an Employer Matched Contribution as if the full amount of the Before Tax Contributions of the Participant has been made. The amount of such contribution shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year.

                  (c) ONECS. Subject to the limitations of Section 4.6 or 4.8, whichever is applicable, and 5.4, the Employer shall contribute for each Plan Year an amount, if any, as determined by the Board of Directors on behalf of some or all Participants who are not Highly Compensated Eligible Participants. The amount of such contribution shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year. It is intended that this contribution shall constitute a qualified nonelective contribution within the meaning of Treas. Reg. 1.401(k)-1(g)(13)(ii) or any successor thereto.

            7. Effective October 21, 1992, Section 4.2 is amended to read as follows:

            4.2 Post 1986 After Tax Contributions. Subject to the limitations of Sections 4.8, 4.10 and 5.4, each Participant shall have the option to contribute to the Plan for a Plan Year an amount equal to any percentage of his Compensation up to ten percent (10%) for such Plan Year. Such authorization shall be in the form of an election by the Participant to have his Compensation reduced on an after-tax basis by payroll deduction in accordance with procedures established by the Pension Committee. Such amounts are to be transmitted by the Employer to the Trustee as of the earliest date on which such amounts can be reasonably segregated from the Employer's general assets, but in no event later than 90 days after such amounts have been withheld from Participants' Compensation. Effective April 1, 1993, Participants shall not have the option to contribute to the Plan on an after-tax basis. Pre-April 1, 1993, after-tax contributions shall continue to be held by the Plan in accordance with the provisions of the Plan.

            8. Effective October 21, 1992, Section 4.4(e) is amended to read as follows:

                  (e) The amount of any Employer contribution shall be subject to the limitations prescribed in Section 5.4.

            9. Effective October 21, 1992, Section 4.7 is amended to read as follows:

            4.7 Income Attributable to Excess Contributions. The Income attributable to a Participant's Excess Contributions pursuant to
            Section 4.6 for the Plan Year during which such Excess Contributions arose shall be determined by multiplying the Income for the Plan Year and, if the Pension Committee so provides, for the period between the end of the Plan Year and the date the Excess Contributions are distributed, the "gap period," allocable to Before Tax Contributions, and amounts treated as Before Tax Contributions pursuant to Section 4.1(c), by a fraction. The numerator of the fraction is the Excess Contributions for the Employee for the Plan Year. The denominator of the fraction is equal to the sum of (1) and
            (2) where (1) is the Employee's total account balance attributable to Before Tax Contributions and amounts treated as such as of the beginning of the Plan Year and (2) is the Employee's Before Tax Contributions and amounts treated as such for the Plan Year and, if the Pension Committee so provides, for the gap period.

            10. Effective October 21, 1992, Section 4.9 is amended to read as follows:

            4.9 Income Attributable to Excess Aggregate Contributions. The Income attributable to a Participant's Excess Aggregate Contributions pursuant to Section 4.8 for the Plan Year during which such Excess Aggregate Contributions arose shall be determined by multiplying the Income for the Plan Year and, if the Pension Committee so provides, for the period between the end of the Plan Year and the date the Excess Aggregate Contributions are distributed, the "gap period," allocable to the Employer Matched Contributions, Post 1986 After Tax Contributions and amounts treated as Employer Matched and Post 1986 After Tax Contributions pursuant to Section 4.1(c), by a fraction. The numerator of the fraction is the Excess Aggregate Contributions for the Employee for the Plan Year. The denominator of the fraction is equal to the sum of (1) and
            (2) where (1) is the Employee's total account balance attributable to Employer Matched Contributions, Post 1986 After Tax Contributions, and amounts treated as such as of the beginning of the Plan Year and (2) is the Employee's Employer Matched Contributions, Post 1986 After Tax Contributions and amounts treated as such for the Plan Year and, if the Pension Committee so provides, for the gap period.

            11. Effective October 21, 1992, Section 6.4 is amended to read as follows:

            6.4 Vesting. A Participant shall have a fully vested and non-forfeitable interest in all of his Accounts other than his HMI Company Regular Account. A Participant's vested interest in his HMI Company Regular Account shall be determined in accordance with the following schedule:


            12 Month Period of Service Vested Percentage
            -------------------------- -----------------
                  Less than 1                   0%
                  1 but less than 2             20%

                  2 but less than 3             40%
                  3 but less than 4             60%
                  4 but less than 5             80%

                  5 or more                     100%

            A Participant who is employed by the Employer or an Affiliate upon attainment of Normal Retirement Age shall be 100% vested in his HMI Company Regular Account.

            12. Effective October 21, 1992, a new Section 6.10(1) is added to read as follows:

            (1) If amounts attributable to a Participant's HMI company Regular Account are to be used as security for a loan, and the Participant's total accrued benefit under the Plan has ever exceeded $3,500, the Participant's Spouse, if any, must consent to the use of the amounts as security for the loan. The Spouse must consent no earlier than the 90- day period ending on the date the loan is to be secured. The consent must be in writing, acknowledge the effect of the loan and be witnessed by a Plan representative or notary public.

            13. Effective October 21, 1992, Section 13.2 is amended to read as follows:

            13.2 Top-Heavy Plan. This Plan shall be Top-Heavy and an Aggregation Group shall be a Top-Heavy Group if as of the Determination Date for such Plan Year the sum of the Cumulative Accrued Benefits and Cumulative Accounts of Key Eligible Employees for the Plan Year exceeds 60% of the aggregate of all the Cumulative Accounts and Cumulative Accrued Benefits. For this purpose, the Benefits and Accounts of an individual who has not completed an Hour of Service in the 5-year period ending on the applicable Determination Date shall not be taken into account.

                  (a) If the Plan is not included in a Required Aggregation
            Group with other plans, then it shall be Top-Heavy only if (i) when considered by itself it is a Top-Heavy Plan and (ii) it is not included in a Permissive Aggregation Group that is not a Top-Heavy Group.

                  (b) If the Plan is included in a Required Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation group, including any permissively aggregated plans, is Top-Heavy.

            14. Effective October 21, 1992, Exhibit A of the Plan, at Section
(a), is amended to read as follows:

            The following provisions shall apply only if a Participant elects option (iii), "purchase of an annuity".

                  (a) Unless a Participant elects otherwise with the consent of his Spouse, if applicable, to have his benefits paid in other than a qualified joint and 50% survivor annuity, the Participant shall be deemed to have elected to receive that portion of his benefits under the Plan in (i) a single life annuity if the Participant is not married on the Annuity Starting Date; and (ii) a qualified joint and 50% survivor annuity if the Participant is married on the Annuity Starting Date. Payments under the single life annuity and the qualified joint and 50% survivor annuity shall commence immediately after the annuity is purchased. The Employer shall purchase the applicable annuity with that portion of the Participant's vested Merged HMI Account balance.

            IN WITNESS WHEREOF, the Company has executed this Second Amendment of Acordia 401(k) Long Term Savings Investment Plan this __ day of _______, 1997.

                        Accordia, Inc.


                        By:   ________________
                              Daniel W. Kendall
                              Chair, Acordia Pension
                              Benefit Administration Compliance
                              Committee

                           THIRD AMENDMENT OF ACORDIA
                    401(k) LONG TERM SAVINGS INVESTMENT PLAN

            The Acordia 401(k) Long Term Savings Investment Plan (the "Plan") is hereby amended as follows:

            1. Effective July 1, 1996, (1) the term "Anthem Insurance Companies, Inc." shall be substituted for the term "Associated Insurance Companies, Inc.",
(2) the term "Anthem Savings Plan" shall be substituted for the term "TAG Savings Plan", (3) the term "The Anthem 401(k) Long Term Savings Investment Plan" shall be substituted for the term "The Associated Group 401(k) Long Term Savings Investment Plan", and (4) the term "Anthem Employer" shall be substituted for the term "TAG Employer", each place in the Plan that the term appears.

            2. Effective January 1, 1996, the Introduction to the Plan is hereby amended to add the following two new paragraphs to the end of the Introduction:

            Effective January 1, 1996, The Rudy E. Facciani Co. Ins. Marketing Inc. 401(k) Plan ("Merged Plan VII") is merged into the Plan. The rights of any eligible participant in Merged Plan VII who terminated employment prior to the merger of Merged Plan VII into the Plan shall be determined under the terms of Merged Plan VII in effect prior to the date of the merger. The specific provisions applicable to Merged Plan VII are set forth in Exhibit C to the Plan.

            Effective February 1, 1996, the O'Rourke, Andrews & Maroney, Inc. 401(k) Plan ("Merged Plan VIII") is merged into the Plan. The rights of any eligible participant in Merged Plan VIII who terminated employment prior to the merger of Merged Plan VIII into the Plan shall be determined under the terms of Merged Plan VIII in effect prior to the date of the merger. The specific provisions applicable to Merged Plan VIII are set forth in Exhibit D to the Plan.

            3. Effective January 1, 1996, Section 2.8 of the Plan is amended to read as follows:

            2.8 Before Tax Matched Account means the account maintained for a Participant to record (i) his share of Before Tax Matched Contributions under Paragraph 4.1(a)(i); (ii) his share of before tax matched contributions under Merged Plans I, II, IV, V and VII, if any; (iii) his share of before tax matched contributions that he made under the Raff-Hughes Plan, which he has elected to transfer to this Plan, if any; and (iv) adjustments relating thereto.

            4. Effective January 1, 1996, the first paragraph of Section 2.39(d) of the Plan is amended to read as follows:

                  (d) Equivalencies. To the extent that the Plan requires Hours of Service to be counted, the Pension Committee shall have the authority to adopt any of the following equivalency methods for counting Hours of Service that are permissible under regulations issued by the Department of Labor: (1) Working Time, (2) Periods of Employment, or (3) Earnings.


            5. Effective January 1, 1996, Section 2.51 of the Plan is hereby amended to designate the existing paragraph as Subsection (a) and add new Subsections (b) and (c) to read as follows:

                  (b) Merged Plan VII means The Rudy E. Facciani Co. Ins.
            Marketing, Inc. 401(k) Plan, which was in effect prior to its merger into the Plan on January 1, 1996.

                  (c) Merged Plan VIII means the O'Rourke, Andrews & Maroney,
            Inc. 401(k) Plan, which was in effect prior to its merger into the Plan on February 1, 1996.

            6. Effective February 1, 1996, new Sections 2.81, 2.82 and 2.83 are added to the Plan to read as follows:

            2.81 O'Rourke Before Tax Contribution Account means the Account maintained for a Participant to record the before tax contributions made on his behalf under Merged Plan VIII and the income on those contributions.

            2.82 O'Rourke Company Account means the Account maintained for a Participant to record the discretionary employer contributions made on his behalf under Merged Plan VIII and the income on those contributions.

            2.83 O'Rourke Matched Account means the Account maintained for a Participant to record the matching employer contributions made on his behalf under Merged Plan VIII and the income on those contributions.

            7. Effective January 1, 1996, Section 3.2 of the Plan is hereby amended to add new Subsections (d) and (e) to read as follows:

                  (d) Effective January 1, 1995, any Eligible Employee who was
            previously a participant in Merged Plan VIII, or who was eligible to participate in Merged Plan VIII but had not yet met the service requirement applicable to Merged Plan VIII shall become a Participant in this Plan on January 1, 1995.

                  (e) Effective January 1, 1996, any Eligible Employee who was
            previously a participant in Merged Plan VII, or who was eligible to participate in Merged Plan VII but had not yet met the service requirement applicable to Merged Plan VII shall become a Participant in this Plan on January 1, 1996.

            8. Effective January 1, 1996, Subsection 4.1(b) of the Plan is amended to read as follows:

                  (b) Employer Matched Contributions. Subject to the limitations of Section 4.8 and 5.4, an Employer shall contribute with respect to each pay period an amount equal to 50% of a Participant's Before Tax Matched Contributions that a Participant has authorized the Employer to make on his behalf of the Plan Year. If a Participant is not a Highly Compensated Employee for the Plan Year and is not participating in one of the nonqualified deferred compensation plans sponsored by the Company, that Participant shall receive an additional Employer Matched Contribution equal to the difference, if any, between the amount contributed pursuant to the preceding sentence and an amount equal to 50% of the Participant's Before Tax Matched Contribution for the Plan Year. The amount of the contribution made pursuant to this Subsection shall not exceed the maximum amount allowable as deduction under the Code for such Plan Year.

            9. Effective January 1, 1996, Subsection 6.9(a)(C) of the Plan is amended to read as follows:

                  (C) The payment of tuition and related educational fees
            (including applicable room and board) for the next twelve months of post-secondary education for the Participant, his Spouse, children or dependents (as defined in Section 152 of the Code); or

            10. Effective January 1, 1996, Paragraph 6.9(d)(2) of the Plan is amended to read as follows:

            Except as provided in Exhibits C and D only two withdrawals in any Plan Year shall be permitted.

            11. Effective January 1, 1996, Paragraph 6.9(d)(4) of the Plan is amended to read as follows:

            Except as provided in Exhibit D, the minimum amount allowable for withdrawal shall be $300.00; provided, however, that a Participant may make a hardship withdrawal in accordance with Subsection 6.10(a) in an amount less than $300.00.

            12. Effective July 1, 1996, Subsection 6.10(b) of the Plan is amended to read as follows:

                  (b) The period of repayment for any loan shall be determined by mutual agreement between the Pension Committee and the borrower, but such period shall not exceed five years except for loan used to acquire the Participant's principal residence. Loans used to acquire a Participant's principal residence shall not exceed ten (10) years. All loan terms shall be in multiples of one year. Repayment of interest and principal shall be according to a substantially level amortization schedule of payments beginning as soon as administratively feasible following receipt of the loan. Repayment of interest and principal shall be by payroll deduction, except for those Participants who are not receiving a pay check or who are laid off with recall rights, with respect to whom a loan repayment check shall be due in accordance with the amortization schedule in effect. Loans may be prepaid in full at any time without penalty. Loan repayments shall be allocated to a Participant's Accounts in reverse order to those Accounts from which the loan was distributed as set forth in Section 6.10(j) below and shall be invested pursuant to a Participant's current investment elections. If a Participant has no investment election in effect with respect to an Account to which a loan repayment is allocated, the Trustee shall invest the loan repayment in an Investment Fund designated from time to time by the Pension Committee or its designees.

            13. Effective January 1, 1996, Subsection 6.10(f) of the Plan is amended to read as follows:

                  (f) The procedure to be followed by a Participant in applying for a loan shall be determined by the Pension Committee and documented by a duly approved set of rules of the Pension Committee. Such rules shall be attached to and shall be deemed to be part of the Plan. Loans made pursuant to Merged Plans III, IV and V were made in accordance with rules established under those Merged Plans as in effect prior to their mergers into the Plan. Loans with respect to any amounts transferred to this Plan from the Anthem Savings Plan attributable to the Raff-Hughes Plan were made in accordance with rules established under the Raff-Hughes Plan.

            14. Effective January 1, 1996, Section 7.2(b)(ii) of the Plan is amended to read as follows:

                  (ii) Rollover Contributions. A Participant for whom amounts are rolled over to the Plan pursuant to Section 4.11 shall make a separate election with respect to the initial investment of those amounts.

            15. Effective July 1, 1996, Paragraph 7.2(c)(iv) of the Plan is amended to read as follows:

                  (iv) Failure to Direct Investments. If a Participant fails to make an investment election with respect to any amounts allocated to his Accounts, including amounts contributed to the Plan pursuant to
            Section 4.1 (Employer Contributions), Section 4.11 (rollovers), and amounts transferred to the Plan from a Merged Plan, the Trustee shall invest the amounts in an Investment Fund designated from time to time by the Pension Committee or its designees.

            16. Effective October 1, 1996, Section 7.4 of the Plan is amended to read as follows:

            7.4 Special Rules Applicable to Persons Subject to Section 16(b) of The Securities Exchange Act of 1934. Notwithstanding any other provisions of the Plan, the following special rules shall apply to Participants or former Participants who are subject to the requirements of Section 16(b) of the Securities Exchange Act of 1934 ("Insiders"):

                  (a) At the option of the Insider, an Insider may make a
            withdrawal pursuant to Section 6.9 from his Accounts only under the procedures set forth in (i) or (ii):

                        (i) If the withdrawal will result in a reduction in the
                  number of shares of Acordia Stock in his Accounts, the withdrawal must be made pursuant to an election made at least six months prior to the date of the most recent election, with respect to the Plan or any other plan of the Company, that effected an acquisition of Acordia Stock. If the withdrawal is made, then until the date at least six months after the Insider's election to receive the withdrawal, the Insider shall not be permitted to elect, with respect to the Plan or any other plan of the Company, to effect an acquisition of Acordia Stock notwithstanding Section 7.2 hereof.

                        (ii) In the event of a withdrawal, the withdrawal shall
                  be taken first from assets in the Participant's Accounts other than Acordia Stock. An Insider may elect to reallocate amounts held in his Accounts pursuant to Section 7.2 in a manner that would increase or decrease the number of shares of Acordia Stock in his Accounts only pursuant to an election made at least six months after the most recent election, with respect to the Plan or any other plan of the Company, to reallocate amounts or otherwise effect a transaction in the opposite way of the current election (i.e., an election of a reallocation which is an acquisition must be made at least six months following an election which is a disposition).

                  (b) None of the special rules described in this Section shall preclude the Trustee from using cash dividends paid on Acordia Stock to purchase additional shares of such Stock for any Insider.

                  (c) To provisions of this Plan are intended to comply with all applicable provisions of Rule 16(b)-3 of the Securities Exchange Act of 1934 and its successors with respect to Insiders. To the extent any provision of the Plan or action by the Pension Committee on behalf of an Insider fails to so comply, such provision or action shall be deemed null and void to the extent permitted by law and deemed advisable by the Pension Committee.

            17. The Plan is further amended to add the attached Exhibits C and D to the end of the Plan.

            18. Effective December 31, 1996, the Plan is further amended to add the revised Appendix A attached hereto.

            IN WITNESS WHEREOF, Acordia Inc. has executed this Third Amendment of the Acordia 401(k) Long Term Saving Investment Plan this __ day of December 6, 1997.

                                    ACORDIA, INC.

                                    By:   __________________
                                          Keith A. Maib
                                          Chair, Acordia Pension
                                          Committee

                                    EXHIBIT C

                ACORDIA 401(k) LONG TERM SAVINGS INVESTMENT PLAN

Merged Plan:The Rudy E. Facciani Co. Ins. Marketing,
                  Inc. 401(k) Plan ("Facciani Plan")

Merger Date:January 1, 1996

Participation: An Eligible Employee who was a participant in the Facciani Plan on the Merger Date, or who was eligible to participate in the Facciani Plan on the Merger Date but had not yet met the service requirements applicable to the Facciani Plan, shall become a participant in the Plan on the Merger Date and shall be eligible to make Before Tax Contributions in accordance with the Plan.

Accounts:         A Participant's account under the Facciani Plan shall be held in a similar Account under the Plan and shall be subject to the provisions of the Plan except as provided in this Exhibit
                  C.

Vesting: Notwithstanding any provision of the Facciani Plan to the contrary, a participant in the Facciani Plan on the Merger Date shall have a fully vested and nonforfeitable interest in his accounts under the Facciani Plan on the Merger Date.

Withdrawals: Notwithstanding Paragraphs 6.9(d)(2) and (4) of the Plan, a
            Participant who was a participant in the Facciani Plan may make a withdrawal of any portion of his Before Tax Matched Account attributable to contributions (but not the income on those contributions) made under the Facciani Plan any number of times during a Plan Year if the withdrawal is (1) on account of an immediate and heavy financial need described in Subsection 6.9(a) of the Plan or an event that the Internal Revenue Service deems to constitute an immediate and heavy financial need under Code subsection 401(k), or (2) on or after the Participant attains age 59 1/2.

Investments: Participants in the Facciani Plan shall have the opportunity to make investment directions with respect to their Accounts held under the Plan, including those Accounts attributable to the Facciani Plan, in accordance with Section 7.2 of the Plan, as soon as administratively feasible following the Merger Date.

                                    EXHIBIT D

                ACORDIA 401(k) LONG TERM SAVINGS INVESTMENT PLAN

Merged Plan:O'Rourke, Andrews & Maroney, Inc. 401(k) Plan ("O'Rourke Plan")

Merger Date:February 1, 1996

Participation: An Eligible Employee who was a participant in the O'Rourke Plan on the Merger Date, or who was eligible to participate in the O'Rourke Plan on the Merger Date but had not yet met the service requirements applicable to the O'Rourke Plan, shall become a participant in the Plan on the Merger Date and shall be eligible to make Before Tax Contributions in accordance with the Plan.

Accounts:         A Participant's account under the O'Rourke Plan shall be held in a separate Accounts under the Plan and shall be subject to the provisions of the Plan except as provided in this Exhibit
                  D.

Vesting: A Participant shall have a fully vested and nonforfeitable interest in his accounts under the O'Rourke Plan on January 1, 1996.

Special
Payment
Provisions: That portion of a Participant's Accounts attributable to contributions made under the O'Rourke Plan and the income on those contributions ("O'Rourke Accounts") shall be paid as described in this section. The provisions of (a), (b), (e) and (f) apply only if a Participant terminates his employment with the Employer and does not die before the Annuity Starting Date. The provisions of (c),
            (d), (e) and (f) apply only if a Participant dies before the Annuity Starting Date.

                  (a) Single Life Annuity and Qualified Joint and Survivor Annuity. Unless a Participant elects otherwise with the consent of his Spouse, if applicable, he shall receive his termination benefits attributable to his O'Rourke Accounts in the form of (i) a single life annuity or (ii) a qualified joint and 50% survivor annuity. Payment of the applicable annuity will begin as of the later of the date the Participant terminates employment or the date the Participant attains his Normal Retirement Age, unless the Participant elects earlier payment. The Participant shall be entitled to receive a qualified joint and 50% survivor annuity if he was married on the Annuity Starting Date.

                  (b) Notice and Election to Waive Single Life Annuity and Qualified Joint and Survivor Annuity. The Pension Committee or its designees shall furnish each Participant with the following information regarding the single life annuity and qualified joint and survivor annuity not less than 30 and not more than 90 days prior to the Annuity Starting Date:

                              (1) A general explanation of the terms and
                        conditions of the single life annuity or qualified joint and 50% survivor annuity, as applicable;

                              (2) The Participant's right to waive the single
                        life annuity or qualified joint and 50% survivor annuity, as applicable, and to elect another form of payment;

                              (3) The Participant's right to revoke a previous
                        waiver of the single life annuity or qualified joint and 50% survivor annuity; and


                              (4) A general explanation of the rights of a
                        Participant's Spouse, if applicable.

                  A Participant may waive the single life annuity or qualified joint and 50% survivor annuity, as applicable, and receive his benefits in a lump sum or in any annuity form permitted by the O'Rourke Plan by giving written notification to the Pension Committee during the election period. The O'Rourke Plan permitted any annuity form payable for a period not exceeding either the life of the Participant (or the lives of the Participant and his designated Beneficiary) or the life expectancy of the Participant (or the life expectancies of the Participant and his designated Beneficiary). The election period is the 90-day period ending on the Annuity Starting Date. Payment of the alternate form will begin as of the later of the date the Participant terminates employment or the date the Participant attains his Normal Retirement Age, unless the Participant elects earlier payment.

                  Any waiver of the qualified joint and 50% survivor annuity and election of an alternate benefit shall not take effect unless the Participant's Spouse consents irrevocably in writing to the waiver and the Spouse's consent acknowledges the effect of the waiver and is witnessed by a Plan representative or notary public. A Spouse's consent will be valid only with respect to that Spouse.

                  Any new waiver will require a new Spousal consent. The Spousal consent requirements may be waived if it is established to the satisfaction of the Pension Committee that the Spouse's consent may not be obtained because there is no Spouse or the Spouse cannot be located, or under other circumstances prescribed by federal regulation.

                  Any waiver of the single life annuity or qualified joint and 50% survivor annuity may be revoked by the Participant during the election period by written notification to the Pension Committee. Following the revocation, another waiver may be made at any time during the election period. A revocation of a prior waiver may be made by a Participant at any time before commencement of benefits without the consent of the Spouse.

            (c) Qualified Pre-retirement Survivor Annuity. Unless a Participant who is married on the date of his death has elected otherwise with the consent of his Spouse, or after his death his Spouse elects otherwise, his Spouse shall receive death benefits attributable to one-half of his O'Rourke Accounts in the form of a qualified preretirement survivor annuity. Payment of the annuity will begin as of the date of the Spouse elects. The Participant's Beneficiary shall receive the other one-half of his O'Rourke Accounts in the form of a lump sum or, if the Beneficiary is his Spouse, apply the other one-half to increase the amount of the qualified preretirement survivor annuity.

                  The Beneficiary of a Participant who is not married on the date of his death shall receive the entire amount in the Participant's O'Rourke Accounts in the form of a lump sum.

            (d) Notice and Election to Waive Qualified Preretirement Survivor Annuity. The Pension Committee shall furnish each Participant with information regarding the qualified preretirement survivor annuity that is similar to the information furnished regarding the single life annuity and qualified joint and 50% survivor annuity. The information shall be provided within whichever of the following periods ends last:

                  (1) The period beginning with the first day of the Plan Year in which the participants attains age 32 and ending with the close of the Plan Year in which the Participant attains age 34;


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                  (2)   A reasonable period after the individual becomes a
                        Participant. If an individual becomes a Participant after age 35, the reasonable period is the one-year period beginning with the first day of the first Plan Year for which the individual is a Participant; or

                  (3) A reasonable period after the individual separates from service. If an individual before attaining age 35, the reasonable period is the period beginning one year before the separation and ending one year after the separation.

                  A Participant may waive the qualified preretirement survivor annuity and designate his Spouse or another Beneficiary to receive the benefits in a lump sum by giving written notification to the Pension Committee during the election period. The election period is the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the earlier of the date of the Participant's death or the Annuity Starting Date. An earlier waiver may be made provided the information regarding the qualified preretirement survivor annuity described above is given to the Participant prior to the waiver and the waiver becomes invalid at the beginning of the Plan Year in which the Participants attains 35. If a Participant separates from service, the election period with respect to benefits accrued before his separation shall begin on his separation date.

                  Any waiver of the qualified preretirement survivor annuity and election of an alternate benefit shall not take effect unless the Participant's Spouse consents irrevocably in writing to the waiver and the Spouse's consent acknowledges the effect of the waiver and is witnessed by a notary public or Plan representative. A Spouse's consent will be valid only with respect to that Spouse. Any new waiver will require a new Spousal consent. The Spousal consent requirements may be waived if it is established to the satisfaction of the Pension Committee that the Spouse's consent may not be obtained because there is no Spouse or the Spouse cannot be located, or under other circumstances prescribed by federal regulation.

                  Any waiver of the qualified preretirement survivor annuity may be revoked by the Participant during the election period by written notification to the Pension Committee. Following the revocation, another waiver may be made at any time during the election period. A revocation of a prior waiver may be made at


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                  any time by a Participant before death without the consent of the Spouse.

            (e) Special Rule for Small Payments. The Participant's O'Rourke Accounts shall be paid in a lump sum if at the time of distribution, and at the time of any prior distribution, the Participant's O'Rourke Accounts together with his Accounts in the Plan, do not exceed and did not exceed, $3,500.

            (f) Annuity Starting Date. Annuity Starting Date means the first day of the first period for which an annuity is payable as an annuity. In the case of a benefit not payable as an annuity, Annuity Starting Date means the first day on which all conditions have been met with entitle the Participant to the benefit.

Withdrawal: Notwithstanding Paragraph 6.9(d)(2) of the Plan, a Participant who
            was a participant in the O'Rourke Plan may make a withdrawal of any portion of his before tax contributions (and income on those contributions earned prior to January 1, 1989) made under the O'Rourke Plan any number of times during a Plan Year. A Participant's withdrawal are subject to (a), (b), (e) and (f) of the Special Payment Provisions above.

Investment: Participants in the O'Rourke Plan shall have the opportunity to make investment directions with respect to their Accounts held under the Plan, including those Accounts attributable to the O'Rourke Plan, in accordance with Section 7.2 of the Plan, as soon as administratively feasible following the Merger Date.


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                       APPENDIX A - PARTICIPANTS EMPLOYERS

                ACCORDIA 401(k) LONG TERM SAVINGS INVESTMENT PLAN

                                    12/31/96


Acordia Benefits of Florida, Inc.
Acordia Benefits of Northern California, Inc.
Acordia Educational Benefits of Texas Agency,Inc.
Acordia Healthcare Solutions, Inc.
Acordia, Inc.
Acordia Northeast, Inc.
Acordia of Central Indiana, Inc.
Acordia of Northwest Indiana, Inc.
Acordia of Central Pennsylvania, Inc.
Acordia of Cincinnati, Inc.
Acordia of Cleveland, Inc.
Acordia of Colorado, Inc,
Acordia of Dallas, Inc.
Acordia of Evansville, Inc.
Acordia of Lexington, Inc.
Acordia of Louisville, Inc.
Acordia of Michigan, Inc.
Acordia of Mississippi, Inc.
Acordia of North Carolina, Inc.
Acordia of Northeast Indiana, Inc.
Acordia of Pennsylvania, Inc.
Acordia of Phoenix, Inc.
Acordia of South Florida, Inc.
Acordia of Southern California, Inc.
Acordia of West Virginia, Inc.
Acordia Personal Benefits Agency, Inc.
Acordia Personal Benefits of Utah, Inc.
Acordia/Pettit-Morry Co. of California,Inc.
Acordia/Pettit-Morry Co. of Oregon, Inc.
Acordia Senior Benefits, Inc.
Acordia Senior of the Southeast, Inc.
Acordia Small Business Benefits, Inc.
Acordia Texas Gulf Coast, Inc.
Acordia West Texas, Inc.
Anthem Marketing Services, Inc.
Group Plan Consultants, Inc.
Hogg Robinson Consulting Group, Inc.


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
Hogg Robinson of New York, Inc.
Hogg Robinson of Virginia, Inc.
LWP Services, Inc.
Moore-Peterson Insurance Agency Company, Inc.
Puget Sound Underwriters, Inc.
Risk Group, Inc.


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